Exhibit 10.24

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

THIS SECOND AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE AND GUARANTY WAS ORIGINALLY ISSUED ON MARCH 12, 2021 AS THE SENIOR SECURED PROMISSORY NOTE AND GUARANTY DATED THE DATE THEREOF AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS SECOND AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE AND GUARANTY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE TERMS HEREOF AND UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO THIS SECOND AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE AND GUARANTY AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE TRANSFER OF THIS SECOND AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE AND GUARANTY IS FURTHER RESTRICTED AS SET FORTH IN SECTION 15 BELOW.

THIS SECOND AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE HOLDER MAY, UPON REQUEST, OBTAIN FROM THE ISSUER THIS SECOND AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE AND GUARANTY’S ISSUE PRICE, ISSUE DATE, AMOUNT OF OID AND YIELD TO MATURITY BY CONTACTING IN WRITING THE ISSUER AT 4551 GLENCOE AVENUE, SUITE 300, MARINA DEL REY, CALIFORNIA 90292, ATTN: ANDREI CHERNY.

SECOND AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE AND GUARANTY

$81,900.00	Closing Date: March 12, 2021
First Restatement Effective Date: August 20, 2021
Second Restatement Effective Date: December 15, 2021

For value received, ASPIRATION PARTNERS, INC., a Delaware corporation (the “Issuer”), hereby unconditionally promises to pay to Mark Villanueva, or his registered assigns (the “Holder”), at the office of the Holder located at 333 Centre Street, South Orange, NJ 07079 or such other office as the holder hereof may designate, in lawful money of the United States and in immediately available funds, the principal sum of Eighty One Thousand and Nine Hundred Dollars ($81,900.00), or such lesser amount as remains outstanding under the terms and conditions of this Note, together with interest thereon as provided for below. Subject to Section 8 below, all principal and accrued but unpaid interest hereunder is payable, in cash, on March 11, 2024, or, to the extent the Equity Interests of the Issuer or any successor-in-interest of, or ultimate parent entity to, Issuer are listed on a national securities exchange prior to March 11, 2024, then January 22, 2026 (the “Maturity Date”), or at such other time as permitted or required hereby. Certain capitalized terms used herein shall have the meaning assigned to such terms herein or as set forth in Annex IV attached hereto and made a part hereof.

Payment of this Second Amended and Restated Senior Secured Promissory Note and Guaranty (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) is secured pursuant to the terms of this Note and the other Note Documents, granting the Collateral Agent, on behalf of itself, the Holder and the holders of the Additional Notes, a first-priority security interest (subject to Permitted Liens) in substantially all of the assets of the Issuer and each other Note Party as set forth herein or in the other Note Documents.

This Note, together with the other Senior Secured Promissory Note and Guaranty agreements (each as amended, restated, supplemented or otherwise modified from time to time in accordance with this Note and each other Senior Secured Promissory Note and Guaranty; each such other Senior Secured Promissory Note and Guaranty Agreement, an “Additional Note”, and collectively, the “Additional Notes”), issued by the Issuer from time to time on or after the Closing Date (or issued after the Closing Date in full or partial substitution of this Note or such Additional Notes in connection with any assignment by the applicable holder) shall be in an aggregate original principal amount not to exceed One Hundred and One Million Nine Hundred Fourteen Thousand and Two Hundred Dollars ($101,914,200.00).

1. Purchase of Note.

(a) Initial Funding. Subject to the terms and conditions of this Note and in reliance upon the representations and warranties of the Issuer and the other Note Parties contained herein, on the Closing Date, the Holder purchased this Note from the Issuer for the original principal amount equal to Fifty Thousand Dollars ($50,000.00), and together with the other Notes purchased from the Issuer by other persons on the Closing Date, the total principal amount of Notes purchased on the Closing Date equaled Thirty-Three Million Dollars ($33,000,000.00) (the “Closing”). The amount funded by the Holder on the Closing Date in connection with the Closing of the transactions contemplated hereby was net of original issue discount equal to $1,500.00, which amount was deemed to be funded.

(b) [Reserved].

(c) Additional Consideration. As additional consideration for the amendment and restatement of the Original Note into the Prior Note, such consideration, which was agreed and acknowledged by the Issuer, the Holder and the Guarantors to have been fully earned as of the First Restatement Effective Date for adequate consideration which was received by the Issuer and the Guarantors, the Issuer and the other Note Parties agreed, subject to Section 8 below, to have incurred an additional original principal amount on the First Restatement Effective Date equal to Thirty One Thousand and Nine Hundred Dollars ($31,900.00) (the “Additional Consideration”). The date and amount of the Additional Consideration incurred by the Issuer to the Holder on the First Restatement Effective Date was, in addition to the initial amounts purchased on the Closing Date and on the First Restatement Effective Date, was noted on the “Schedule of Loans” attached as Schedule I to the Prior Note and continues to be set forth on Schedule I under this Note. Other than to the extent that the Forfeit and Amendment Right is exercised by the Holder and the Third Amended and Restated Note is issued by the Issuer to the Holder, notwithstanding anything herein or in any other Note Document to the contrary, the parties hereby agree that the provisions of Sections 2 through 4 of this Note do not apply to the Additional Consideration, which shall be governed by the provisions in Section 8 below.

2. Interest Rate and Payment of Interest. The unpaid principal balance of this Note outstanding from time to time shall bear interest at the rate equal to eight percent (8%) per annum from the Closing Date on the amount then outstanding under this Note. Interest shall be computed on the basis of a 365/366-day year for the actual number of days elapsed and shall commence to accrue on the Closing Date and shall continue to accrue until the principal hereof is paid in full (whether before or after maturity or judgment). All accrued and unpaid interest shall be payable in cash on (a) the Maturity Date and (b) on each Scheduled Interest Payment Date. Interest shall also be due and payable in cash (i) upon repayment of the debt evidenced hereby pursuant to Section 3, (ii) upon prepayment of the debt evidenced hereby pursuant to Sections 6 and 7, (iii) upon conversion of this Note pursuant to Section 8 (to the extent any interest is owed on the amounts converted) and (iv) upon acceleration of the debt evidenced hereby.

Anything contained in this Note to the contrary notwithstanding, after the Maturity Date, upon the occurrence of an Event of Default under Sections 11(e) or (f), and, at the option exercised in the sole discretion of the Required Holders during any period in which any other Event of Default is continuing, the interest rate hereunder shall be increased to a rate per annum equal to two percent (2%) per annum above the otherwise applicable interest rate under this Note (the “Default Rate”) and all interest accruing at the Default Rate shall be payable by the Issuer, in cash, upon demand by the Holder. To the fullest extent permitted by applicable law, any interest not paid when due shall bear interest at the Default Rate.

Notwithstanding anything herein to the contrary, in no event shall the Issuer be required to pay a rate of interest (whether actual or deemed interest, if any) under this Note in excess of the Maximum Rate. In the event Holder ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to the Issuer. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, the Issuer and Holder shall, to the maximum extent permitted by law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

3. Payment of Principal and Interest. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable, in cash, by the Issuer on the earlier of (a) the Maturity Date and (b) upon or after the occurrence of an Event of Default if such amounts are declared due and payable by the Required Holders or made automatically due and payable in accordance with the terms hereof.

4. Certain Other Matters Regarding Payment of Principal and Interest. All payments of principal, interest and other amounts due under this Note shall be made in Dollars and in immediately available funds, and without any deductions whatsoever other than for Taxes as provided by Section 30 below, including but not limited to any deduction for any set-off, recoupment, or counterclaim. Unless the Required Holders otherwise agree, all payments and prepayments under this Note shall first be applied to fees, costs and expenses of the Collateral Agent, which the Issuer is obligated to pay hereunder, then to all fees, costs and expenses of the Holder, which the Issuer is obligated to pay hereunder, then to accrued and unpaid interest hereon and then to unpaid principal hereunder. If any payment under this Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest in connection with such payment. The records of the Holder shall be prima facie evidence of the debt evidenced hereby, any accrued interest hereon and all principal and interest payments made in respect hereof; provided, that no failure of the Holder to record, or to timely record, any transaction shall in any way affect or impair any liability or other obligation of the Issuer to the Holder.

5. Pari Passu Note; Pro Rata Sharing. This Note ranks equally and ratably without priority over any Additional Note. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note (it being agreed that the conversion of the Additional Consideration pursuant to Section 8 below does not constitute payment for purposes of this Section 5) and all interest hereon shall be pari passu in right of payment and in all respects to the Additional Notes (or such note issued after the Closing Date in connection with any assignment by any holder of this Note or any Additional Note). No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is made with respect to any Additional Note in an amount which bears the same ratio to the then unpaid balance on the Additional Notes as the payment made hereon bears to the then unpaid balance under this Note. In the event that the Holder receives payments in excess of its pro rata share of the Issuer’s payments to the holders of this Note and the Additional Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the Additional Notes and shall pay such amounts held in trust to the holder of the Additional Notes upon demand by such holder. Nothing contained herein shall be interpreted or construed to limit the obligation of the Issuer, which is absolute, to make payment in full of all amounts due under each of this Note and the Additional Notes.

6. Voluntary Prepayment. The Issuer may prepay the debt evidenced hereby, in cash, on two (2) Business Days’ prior written notice, in whole or in part, at any time; provided, that any voluntary prepayment shall include the sum of (a) all accrued and unpaid interest as of the date of such prepayment on the principal balance of this Note being prepaid plus (b) as liquidated damages for loss of bargain (and not as a penalty), an amount equal to all interest which would have accrued on the outstanding principal balance of this Note on the amount being prepaid from the date of such prepayment through the Maturity Date as if this Note would have remained outstanding until the Maturity Date with respect to such prepaid amount.

7. Mandatory Prepayment. In each case, subject to Section 8 below, together with all accrued and unpaid interest (which shall be payable in cash):

(a) The Issuer shall prepay this Note, plus any accrued and unpaid interest thereon, with one hundred percent (100%) of the net proceeds received after the Closing Date from issuances of any Indebtedness (other than debt permitted by Section 3.1 of Annex III) by the Issuer.

(b) Simultaneously with the occurrence of any Liquidation Event, the Issuer shall repay (in cash in immediately available funds) an amount equal to the then aggregate outstanding principal amount of this Note and all accrued but unpaid interest hereon and all other amounts then owing in respect thereof.

(c) If any asset of a Note Party which is subject to a Lien in favor of the Collateral Agent is damaged, destroyed or taken by condemnation in whole or in part, the Issuer shall use 100% of the net cash proceeds of such insurance or condemnation event to repay the principal amount outstanding under this Note and all accrued but unpaid interest hereon and all other amounts then owing in respect thereof. Notwithstanding the foregoing, provided there exists no Event of Default, no prepayment need be made from such proceeds (i) if the proceeds with respect to any individual event are less than (A) prior to the consummation of the SPAC Transaction, $500,000 in the aggregate in any fiscal year and (B) after the consummation of the SPAC Transaction, $2,000,000 in the aggregate in any fiscal year or (ii) if the proceeds are used to purchase replacement or other assets, or to restore or repair damage to property within one hundred eighty (180) days of the date of event of loss.

(d) If any Note Party makes a Disposition pursuant to Sections 3.10(h) of Annex III, the Issuer shall use 100% of the net cash proceeds of such Disposition to repay the principal amount outstanding under this Note and all accrued but unpaid interest hereon and all other amounts then owing in respect thereof. Notwithstanding the foregoing, provided there exists no Event of Default, no prepayment need be made from such proceeds (i) if the proceeds with respect to such Dispositions are less than (A) prior to the consummation of the SPAC Transaction, $500,000 in the aggregate in any fiscal year and (B) after the consummation of the SPAC Transaction, $2,000,000 in the aggregate in any fiscal year or (ii) if the proceeds are used to purchase replacement or other assets within one hundred eighty (180) days of the date of such Disposition.

8. Conversion.

(a) Initial Calculation of Conversion Shares. Immediately following the First Restatement Effective Date, the Additional Consideration shall automatically convert without any further action by the parties hereto into a number of Conversion Shares equal to (1) the Additional Consideration divided by (2) seventy-five percent (75%) (the “Conversion Percentage”) of the Estimated Per Share Merger Consideration.

(b) Adjustments.

(i) Immediately prior to the consummation of the SPAC Transaction, the Issuer and the Holder agree to adjust the number of Conversion Shares issued to the Holder pursuant to Section 8(a) as follows:

(1) To the extent that the Final Per Share Merger Consideration is greater than the Estimated Per Share Merger Consideration, the Holder agrees to forfeit such number of Conversion Shares equal to the difference between (A) the number of Conversion Shares that the Holder would have been entitled to receive pursuant to Section 8(a) had the calculation therein used the Final Per Share Merger Consideration instead of the Estimated Per Share Merger Consideration and (B) the number of Conversion Shares that were issued to the Holder pursuant to Section 8(a).

(2) To the extent that the Final Per Share Merger Consideration is less than the Estimated Per Share Merger Consideration, the Issuer agrees to issue to the Holder an additional number of Conversion Shares equal to the difference between (A) the number of Conversion Shares that the Holder would have been entitled to receive pursuant to Section 8(a) had the calculation therein used the Final Per Share Merger Consideration instead of the Estimated Per Share Merger Consideration and (B) the number of Conversion Shares that were issued to the Holder pursuant to Section 8(a).

(ii) If in connection with the SPAC Transaction the Issuer does not consummate a Qualified Equity Financing, then, immediately prior to the consummation of the SPAC Transaction, the Issuer agrees to issue to the Holder an additional number of Conversion Shares equal to the difference between (1) the number of Conversion Shares that the Holder received pursuant to Section 8(a), as adjusted pursuant to Section 8(b)(i), and (B) the number of Conversion Shares that the Holder would have received pursuant to Section 8(a), as adjusted pursuant to Section 8(b)(i), if the Conversion Percentage set forth in Section 8(a) was fifty percent (50%).

(c) Certificates. Upon such conversion of the applicable amount of this Note, the certificate or certificates (or the book-entry equivalent) for the Conversion Shares will be issued in the name of the Holder unless the Holder provides written instructions to the Issuer at least two (2) Business Days in advance of conversion to issue such certificate or certificates (or the book-entry equivalent) in another name or names, subject to the terms of Section 15 and such Conversion Shares and the shares received in connection with the SPAC Transaction shall have the benefit of the S-4 Registration Statement or other relevant registration statement.

(d) No Lockup. The Conversion Shares and/or the shares received in connection with a SPAC Transaction shall not be subject to any lock-up period with respect to a SPAC Transaction or any initial public offering.

(e) Forfeit and Amendment. To the extent that the Merger Agreement is terminated in accordance with its terms, for a period of ten (10) Business Day following such termination, the Holder shall be entitled to provide written notice to the Issuer of its election to forfeit any Conversion Shares received pursuant to this Section 8 and to amend and restate the terms of this Note (the “Third Amended and Restated Note”) such that the terms of such Third Amended and Restated Note are substantially similar to the terms of the Original Note, with such adjustments as are mutually agreed to by the parties (the “Forfeit and Amendment Right”); provided, that, for the avoidance of doubt, such Third Amended and Restated Note shall (a) bear a principal amount of $50,000, (b) reflect the terms of each of Section 11(l) and Section 11(m), and Section 3.1(o), Section 3.1(u), Section 3.5, Section 3.9(p), Section 3.10(i) and Section 3.10(k) of Annex III (together with any associated amendments to Annex IV) and (c) otherwise be in the form of the Original Note (including, without limitation, with respect to all Repayment Multiple (as defined in the Original Note) provisions, interest rates and maturity).

(f) Recapitalization. The parties agree that the conversion of the Additional Consideration into Conversion Shares hereunder is intended to qualify as a “recapitalization” within the meaning Code Section 368(a)(1)(E), and that this Note constitutes a “plan of reorganization” within the meaning of Treasury Regulations 1.368-1(c) with respect thereto. Neither party shall take any position inconsistent with the treatment of such conversion as a recapitalization in any tax filing or tax return, except as required by direct action of a taxing authority.

9. Representations and Warranties. The Issuer and each Guarantor, on behalf of themselves and their respective Subsidiaries, each hereby represents and warrants to the Collateral Agent and the Holder as set forth in Annex I attached hereto, which is hereby made a part hereof, as of (a) the Closing Date, (b) the First Restatement Effective Date and (c) the Second Restatement Effective Date as if such representations and warranties were made as of the Second Restatement Effective Date (and notwithstanding any reference in Annex I setting forth “as of the Closing Date” or similar effect), which representations and warranties made herein shall survive the execution and delivery of this Note and the other Note Documents, the consummation of the transactions contemplated hereby, and any investigation or knowledge of or by the Collateral Agent and/or the Holder. Additionally, representations and warranties set forth on Annex I shall be made, or deemed to be made, on any date of issuance of an Additional Note (whether or not any additional amount is purchased, or any other action or election is taken, under this Note, on the date of the issuance of any Additional Note).

10. Covenants and Limited Waivers.

(a) The Issuer and the other Note Parties hereby agree, until full payment of the Obligations (other than contingent indemnification obligations for which no claim has been asserted), to fully comply with all of the affirmative covenants and agreements set forth in Annex II and the negative covenants and agreements set forth in Annex III, in each case, as attached hereto and hereby made a part hereof.

(b) Effective as of the First Restatement Effective Date, the Issuer (on behalf of all Note Parties), Collateral Agent and the Required Holders waived any Default or Event of Default arising under the Note Documents out of the Note Parties’ failure (i) to deliver an annual audit of the Issuer and its Subsidiaries for the fiscal year ending December 31, 2020 within the time period set forth in Section 2.7 of Annex II, (ii) to comply with the requirements set forth in Section 2.14 of Annex II to maintain Liquidity for the calendar month ending June 30, 2021 and deliver officer’s certificates for the calendar months ending March 31, 2021, April 30, 2021, May 31, 2021 and June 30, 2021; provided, that the officer’s certificate and corresponding evidence of compliance for the months ending March 31, 2021, April 30, 2021 and May 31, 2021 are delivered to the Collateral Agent within five (5) Business Days after the First Restatement Effective Date, (iii) to deliver advance written notice of the name change of Aspiration Sustainability Services, LLC to Aspiration Sustainability Impact Services, LLC and receive an acknowledgement of the Collateral Agent as set forth in Section 3.3 of Annex III (it being agreed by the parties hereto that this Section 10(b) shall act as written notice); provided that the Issuer shall take all actions required by the Collateral Agent to continue the perfection of its Liens (including the filing of a UCC-3 amendment), and (iv) to designate Aspiration Realty, LLC as an Immaterial Subsidiary in writing (it being agreed by the parties hereto that this Section 10(b) shall act as such designation). The waivers in this Section 10(b) shall be effective only in this specific instance and for the items set forth above and does not allow for any other or further departure (whether existing on the Closing Date or thereafter) from the terms and conditions of this Note or any other Note Document.

11. Events of Default; Acceleration.

(i) An “Event of Default” shall exist hereunder if any of the following occurs and regardless of the reason for such occurrence:

(a) any Note Party shall fail (i) to pay when due any principal hereunder, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise or (ii) within three (3) Business Days after the date when due, to pay any interest on this Note or any fee or any other amount due hereunder or under any other Note Document (other than in connection with payments of principal at the stated maturity date, by acceleration, and in connection with a voluntary or mandatory prepayment);

(b) other than with respect to Section 11(i)(a), the Note Parties shall (i) fail to perform or comply with any term or condition contained in any of Sections 2.1(a) (with respect to the Note Parties), 2.2 (with respect to the inspection rights therein), 2.11, 2.12 and 2.13 of Annex II or any Section of Annex III; (ii) fail to perform or comply with any term or condition contained in any of Sections 2.3, 2.5, 2.6, 2.7, 2.8 and 2.10 of Annex II for a period of five (5) Business Days after (A) prior to the consummation of the SPAC Transaction, the date on which performance or compliance is required and (B) after the consummation of the SPAC Transaction, the earlier of either Issuer has knowledge of such failure or notice of such failure is given by Collateral Agent to Issuer; or (iii) fail to perform or comply with any term or condition contained in any other Section of Annex II, this Note or any other Note Document for more than thirty (30) days after (A) prior to the consummation of the SPAC Transaction, the date on which performance or compliance is required and (B) after the consummation of the SPAC Transaction, the earlier of either Issuer has knowledge of such failure or notice of such failure is given by Collateral Agent to Issuer;

(c) any representation, warranty or certification made or deemed made by any Note Party in any Note Document at any time given by such Note Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be incorrect or misleading in any material respect (except to the extent such representations and warranties, specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) or, in the case of any representation or warranty qualified by materiality, in all respects, in each case, as of the date made or deemed made;

(d) the Issuer, any other Note Party or their Subsidiaries shall fail to make any payment when due, after any applicable grace period (if any), in respect of any Indebtedness (other than Indebtedness under this Note and the PPP Loan Documents and Subordinated Indebtedness) in excess of (i) prior the consummation of the SPAC Transaction, $1,000,000 and (ii) after the consummation of the SPAC

Transaction, the greater of $1,000,000 or one percent (1%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder or under the Indebtedness owed to any holder of an Additional Note, or any event or condition shall occur, including the failure to observe or perform any term, covenant or agreement contained in any agreement evidencing, governing or securing such Indebtedness, which (x) results in the acceleration or other early required payment of the maturity of such Indebtedness or (y) enables, entitles or permits the holder of any such Indebtedness to accelerate the maturity thereof (or otherwise require the early payment thereof), or any enforcement action is taken by any holder of such Indebtedness;

(e) any Note Party or their Subsidiaries (other than an Immaterial Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due (or shall admit in writing such inability), or shall take any corporate action to authorize any of the foregoing;

(f) an involuntary case or other proceeding shall be commenced against any Note Party or their Subsidiaries (other than an Immaterial Subsidiaries) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, received, liquidator, custodian or other similar official to it or any substantial part of its property, or an order for relief shall be entered against under the federal bankruptcy laws as now or hereafter in effect and such proceeding or appointment is not stayed or dismissed within sixty (60) days of the commencement thereof;

(g) any final money judgment, writ or warrant of attachment or similar process involving in any individual or aggregate proceeding at any time an amount in excess of $1,000,000 (in each case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage and less any third party indemnity and taking into account any deductibles) shall be entered or filed against the Issuer or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days;

(h) (i) this Note or any material Note Document (which for the avoidance of doubt, shall include all Collateral Documents) ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) in accordance with the terms hereof or as a result of the action or inaction of the Collateral Agent or the other Secured Parties) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in a material portion of the Collateral (as reasonably determined by the Collateral Agent) purported to be covered by the Note Documents with the priority required by the relevant Note Document, in each case for any reason other than as a result of the action or inaction of the Collateral Agent or the other Secured Parties, (ii) the Issuer or any other Note Party shall contest in writing the validity or enforceability of this Note or any other Note Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Holder, under this Note or any other Note Document to which it is a party, or (iii) any Note Party shall contest in writing the validity or perfection of any Lien in a material portion of Collateral purported to be covered by this Note or any other Note Documents;

(i) at any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), shall cease to be in full force and effect (other than in accordance with its terms or as a result of the action or inaction of the Collateral Agent or the other Secured Parties) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder;

(j) the acceleration of the PPP Loan prior to its maturity; provided, that to the extent that, within 10 Business Days after any such acceleration of the PPP Loan, such acceleration is not rescinded or the PPP Loan is paid in full, no Event of Default shall be deemed to have occurred;

(k) a Change of Control occurs; provided, that this clause (k) shall be ineffective and of no force and effect solely to the extent that such Change of Control results from (i) the consummation of an initial public offering, directly or indirectly, of the Issuer or (ii) the consummation of a SPAC Transaction, including any Qualified Equity Financing entered into in connection therewith;

(l) the Issuer, any other Note Party or their Subsidiaries shall fail to make any payment when due, after any applicable grace period (if any), in respect of any Indebtedness which is subject to a subordination agreement (including, without limitation, any Subordination Agreement) in favor of the Collateral Agent, the Holder, or the Holders of the Additional Notes (“Subordinated Indebtedness”), or any event or condition shall occur, including the failure to observe or perform any term, covenant or agreement contained in any agreement evidencing, governing or securing such Subordinated Indebtedness, which (x) results in the acceleration or other early required payment of the maturity of such Subordinated Indebtedness or (y) enables, entitles or permits the holder of any such Subordinated Indebtedness to accelerate the maturity thereof (or otherwise require the early payment thereof), or any enforcement action is taken by any holder of such Subordinated Indebtedness; or

(m) the subordination provisions (collectively, the “Subordination Provisions”) relating to any Subordinated Indebtedness shall fail to be enforceable by the Collateral Agent, the Holder, or the Holders of the Additional Notes (except to the extent that the Collateral Agent, the Holder, and the Holders of the Additional Notes have effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on the Obligations under the Notes shall fail to constitute “designated senior debt” (or any other similar term) under any document, instrument or agreement evidencing such Subordinated Indebtedness; or any Note Party, any Subsidiary of a Note Party or any holder of Subordinated Indebtedness (or any representative thereof) shall, directly or indirectly, repudiate, challenge or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Collateral Agent, the Holder, and the Holders of the Additional Notes.

Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of any such Event of Default, the Collateral Agent or the Required Holders, by written notice to the Issuer on behalf of all Note Parties, may declare the entire unpaid principal balance of this Note, and all accrued and unpaid interest under this Note, to be due and payable immediately, and upon any such declaration the entire unpaid principal balance of this Note and all accrued and unpaid interest under this Note shall become and be immediately due and payable, without the need for presentment, demand for payment, protest, notice of dishonor or protest or other notice of any kind (except any notice, if any, expressly required under this Note) all of which are expressly waived by the Issuer and the other Note Parties; provided, however, that upon the occurrence of any of the events specified in paragraphs (e) and/or (f) of this Section 11(i), the entire unpaid principal balance of this Note, and all unpaid and accrued interest under the Note, shall be immediately and automatically due and payable without any notice whatsoever and without presentment, demand for payment, protest, notice of dishonor or protest or other notice of any kind all of which are hereby expressly waived by the Issuer and the other Note Parties. The Collateral Agent and the Holder shall have, upon the occurrence and during the continuance of any Event of Default, all other rights, remedies, and powers provided to the Collateral Agent and the Holder hereunder, under the other Note Documents, any other agreement, instrument or other document, under the UCC or any other applicable law.

(ii) Cure Right. Notwithstanding anything to the contrary in any this Note or any other Note Document, in the event the Note Parties fail to comply with the covenant contained in Section 2.14 of Annex II, then until the date on which the compliance certificate referenced in such Section in respect of the applicable calendar month is required to be delivered pursuant to Section 2.14 of Annex II hereof, the equityholders of the Issuer (or their Affiliates) may irrevocably commit to purchase Equity Interests of the Issuer for cash (provided such amounts are contributed to the Issuer) and make payment for such equity interests within ten (10) days of such commitment (the “Cure Right”), and upon the receipt by the Issuer of such cash (the “Cure Amount”), the Issuer shall use the proceeds thereof solely for working capital purposes, and thereafter the liquidity covenant for which the Issuer was not in compliance shall be recalculated giving effect to the following pro forma adjustments:

(a) Liquidity shall be increased by the amount of the Cure Amount, for the purpose of determining compliance with the liquidity covenant for the applicable month and for no other reason;

(b) if after giving effect to the foregoing recalculations the Issuer would have satisfied the required liquidity covenant, the Issuer shall be deemed to have complied with the liquidity covenant as of the relevant date of determination with the same effect as though there had been no failure to comply with such covenant on such date, and the applicable covenant violation that had occurred shall not be an Event of Default, and shall automatically be deemed to have been waived as an Event of Default; and

(c) notwithstanding anything to the contrary set forth in this Section 11(ii): (i) the Issuer shall not be permitted to exercise the Cure Right more than three (3) times during the term of this Note; and (ii) the Issuer shall not be permitted to exercise the Cure Right (x) more than one (1) time during any four fiscal quarter period.

12. Certain Waivers. Each of the Issuer and each other Note Party (a) waives, to the fullest extent permitted by applicable law, presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices (except notices expressly provided for in this Note and the other Note Documents) to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any collateral or other security; (b) consents to any and all delays, extensions, renewals or other modifications of this Note, any other Note Document or the debts or collateral evidenced hereby or thereby or any waivers of any term hereof or thereof, any release, surrender, taking of additional, substitution, exchange, failure to perfect or record any interest in, failure to preserve or realize upon, failure to lawfully dispose of, or any other impairment of, any collateral or other security, or any other failure to act by the Collateral Agent and/or the Holder or any other forbearance or indulgence shown by the Collateral Agent and/or the Holder, from time to time and in one or more instances (without notice to or assent from the Issuer or any other Note Party) and agrees that none of the foregoing shall release, discharge or otherwise impair any of their liabilities; (c) agrees that the full or partial release or discharge of the Issuer or any other Note Party shall not release, discharge or otherwise impair the liabilities of any other obligor(s), if any; and (d) waives any defenses based on suretyship or impairment of collateral.

13. Collateral Agent.

(a) Appointment of Collateral Agent. Holder and the holders of the Additional Notes (collectively, the “Noteholders”) each appointed, as of the Closing Date, and as of the date hereof, hereby reaffirms such appointment and confirms its appointment of, Inherent Group, LP, as collateral agent (the “Collateral Agent”) under this Note, the Additional Notes and the other Note Documents entered into in connection herewith or therewith, and Inherent Group, LP hereby accepts such appointment. The Noteholders hereby authorize the Collateral Agent to (i) execute and deliver the Note Documents (including any subordination agreements), as applicable, and accept delivery thereof on its behalf from the Issuer or any other Person, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under this Note, the Additional Notes and the other Note Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral Agent. Without limiting the generality of Section 13(a) above, the Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the other Noteholders), and is hereby authorized as provided in this Note, the Additional Notes and the other Note Documents or as directed in writing by the Required Holder, to (i) file and prove claims and file other documents necessary or desirable to allow the claims of the Noteholders, the Collateral Agent and their respective Related Persons (as defined below) (collectively, the “Secured Parties”, and each individually, a “Secured Party”) with respect to any obligations hereunder or under the Additional Notes in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such other Secured Party), (ii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral, (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by this Note, the Additional Notes and the other Note Documents, (v) except as may be otherwise specified in this Note, the Additional Notes or any Note Document, exercise all remedies given to the Collateral Agent and the other Secured Parties with respect to the Collateral, whether under this Note, the Additional Notes, the other Note Documents, applicable laws or otherwise, (vi) to credit bid any or all of the obligations on behalf of the Secured Parties in connection with any sale or other disposition of any or all assets or equity of the Issuer or any other Note Party and (vii) execute any amendment, consent or waiver under this Note, the Additional Notes or the other Note Documents (including any subordination agreements) on behalf of the Required Holders that have consented in writing to such amendment, consent or waiver; provided, however, that the Collateral Agent hereby appoints, authorizes and directs the Noteholders to act as collateral sub-agents for the Secured Parties for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by the Issuer or any other Note Party with, and cash and cash equivalents held by, the Noteholders, and may further authorize and direct the Noteholders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Collateral Agent and the Noteholders hereby agree to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under this Note, the Additional Notes and the other Note Documents, the Collateral Agent (i) is acting solely on behalf of the Noteholders with duties that are entirely administrative in nature with respect to the rights delegated to it under this Note, the Additional Notes and the other Note Documents notwithstanding the use of the defined term “Collateral Agent”, which is used for title purposes only, (ii) is not assuming any obligation under this Note, the Additional Notes or any other Note Document other than as expressly set forth therein or herein and is not assuming any role as agent, fiduciary or trustee of or for the Noteholders or any other person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under this Note, the Additional Notes or any other Note Document, and the Noteholders, by accepting the benefits of this Note, the Additional Notes and the other Note Documents, hereby waive and agree not to assert any claim against the Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) of this Section 13(c).

(d) No Actions Without Instructions. The Collateral Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required and directed to take, or omit to take, pursuant to instructions approved by the Required Holders. Notwithstanding the prior sentence, the Collateral Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Collateral Agent receives an indemnification satisfactory to it from the Noteholders (or, to the extent applicable and acceptable to the Collateral Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or any of its affiliates, directors, officers, employees, agents, trustees, representatives, attorneys, attorney-in-fact, accountants or other advisors (each a “Related Person”) or (ii) that is, in the opinion of the Collateral Agent or its counsel, contrary to this Note, the Additional Notes, any other Note Document or applicable law.

(e) Delegation of Rights and Duties. The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, this Note, the Additional Notes or any other Note Document by or through any Secured Party or their Related Persons. Any such person shall benefit from this Section 13 to the extent provided to the Collateral Agent.

(f) Reliance and Liability. Neither the Collateral Agent nor any of its Related Persons shall be liable or responsible to any other Secured Party or to the Issuer, any other Note Party or any of their respective Subsidiaries for (i) any action taken or omitted to be taken by the Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of resulting from its gross negligence or willful misconduct as finally determined by a non-appealable court of competent jurisdiction or (ii) any action taken or omitted to be taken by the Collateral Agent or any such Related Person in connection with this Note, the Additional Notes or any other Note Document with the consent or at the request of the Required Holders, nor shall the Collateral Agent or any of its Related Persons be liable or responsible for (v) the execution, legality, validity, effectiveness, sufficiency, enforceability or enforcement of this Note, the Additional Notes and any other Note Document or any instrument or document delivered hereunder or relating hereto, or the value of any Collateral, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with this Note, the Additional Notes and the other Note Documents; (w) the title of the Issuer or any other Note Party to any of the Collateral or the right to grant a security interest therein; (x) the determination, verification or enforcement the Issuer’s or other Note Party’s compliance with any of the terms and conditions of this Note, the Additional Notes and the other Note Documents; (y) the failure by the Issuer or any other Note Party to deliver any instrument or document required to be delivered pursuant to the terms hereof, the Additional Notes or any other Note Document; or (z) the receipt, disbursement, waiver, extension or other handling of proceeds made or received with respect to the Collateral, or the payment thereof, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission, e-mail or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties. The Collateral Agent makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any of its Related Persons or the Issuer, any other Note Party or their respective Subsidiaries in connection with this Note, the Additional Notes, any other Note Document or any transaction contemplated therein or any other document or information transmitted by the Collateral Agent, if any, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Collateral Agent in connection with this Note, the Additional Notes or any other Note Document.

(g) Collateral Agent Individually. To the extent the Collateral Agent holds a Note and is a party to the other Note Documents, it shall have and may exercise the same rights and powers hereunder and thereunder, and shall be subject to the same obligations and liabilities as, any other holder of a Note.

(h) Collateral Agent Costs and Expenses. The Noteholders agree to reimburse the Collateral Agent and each of its Related Persons (to the extent not reimbursed by the Issuer or any other Note Party as required pursuant to this Note, the Additional Notes or the other Note Documents) promptly upon demand, severally and ratably with each other holder of an Additional Note, for any documented costs and expenses (including reasonable fees and expenses of legal counsel) that may be incurred by the Collateral Agent or any of its Related Persons in connection with the administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Note, the Additional Notes or any other Note Document. This Section 13(h) shall survive termination of this Note, the Additional Notes and the other Note Documents.

(i) Indemnification of Collateral Agent. To the extent not indemnified by the Note Parties pursuant to Section 25, the Noteholders further agree to indemnify the Collateral Agent and each of its Related Persons (to the extent not reimbursed by the Issuer or the other Note Parties as required pursuant to this Note, the Additional Notes or the other Note Documents), severally and ratably with each other holder of an Additional Note, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Collateral Agent or such Related Person) in connection with any investigative, administrative or judicial proceeding, enforcement action or any other action taken or omitted to be taken by the Collateral Agent or any of its Related Persons under or with respect to this Note, the Additional Notes or any of the other Note Documents, or any other act, event or transaction related, contemplated or attendant thereto, whether or not the Collateral Agent or such Related Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Issuer or any other Note Party or any other their respective Subsidiaries which may be imposed on, incurred by or asserted against the Collateral Agent or such Related Person as a result of or in connection with this Note, the Additional Notes or the other Note Documents; provided, however, that the Noteholders shall not be liable to the Collateral Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. This Section 13(i) shall survive termination of this Note, the Additional Notes and the other Note Documents.

(j) Resignation of Collateral Agent. The Collateral Agent may, upon thirty (30) days prior written notice to the Issuer and the Holder and the holders of the Additional Notes, resign at any time by giving notice thereof to the Noteholders and the Issuer and the other Note Parties, with, so long as an Event of Default has not occurred and is continuing, with the consent of the Issuer (such consent not to be unreasonably withheld, delayed or conditions, and shall be deemed granted if not otherwise stated within five (5) days of request for such consent). Upon any such resignation, the Required Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Holders, and shall have accepted such appointment, within thirty (30) days after the retiring Collateral Agent gives notice of resignation, then the retiring Collateral Agent may, on behalf of the holders of this Note and the Additional Notes and the other obligations, appoint a successor Collateral Agent, which shall be an entity organized or licensed under the laws of the United States of America or any state thereof. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from any further duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 13 or otherwise herein shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

(k) Release of Collateral. The Noteholders hereby consent to the automatic release and hereby directs the Collateral Agent to release any lien held by the Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold by the Issuer or any other Note Party as permitted by this Note, the Additional Notes or the other Note Documents (including pursuant to a valid waiver or consent), to the extent all liens required to be granted in the proceeds of such Collateral after giving effect to such sale have been granted, (ii) all of the Collateral of the Issuer or any other Note Party upon (x) payment and satisfaction in full of all obligations under this Note and the Additional Notes (other than contingent indemnification obligations for which no claim has been asserted), (y) deposit of cash collateral with respect to all contingent obligations in amounts and on terms and conditions and with parties satisfactory to the Collateral Agent and each Related Person that is owed such obligations and (z) to the extent requested by the Collateral Agent, receipt by the Secured Parties of liability releases from the Issuer and each other Note Party each in form and substance acceptable to the Collateral Agent and (iii) assets subject to Liens described in Section 3.2(i) of Annex III upon the incurrence of Indebtedness permitted by Section 3.1(q) of Annex III.

14. Binding Nature; Successors and Assigns. This Note shall bind the Issuer, each other Note Party, their respective Subsidiaries and their successors and assigns and shall inure to the benefit of the Collateral Agent, the Holder and their successors and permitted assigns. Except as permitted pursuant to Section 15 below, the Issuer and the other Note Parties may not assign any of their rights, or delegate any of their obligations, under this Note or any other Note Document without the prior written consent of the Collateral Agent, the Holder and the holders of all Additional Notes, and any such purported assignment by the Issuer or such other Note Party without the written consent of the Collateral Agent, the Holder and the holders of the Additional Notes shall be void and of no effect.

15. Assignments. Nothing in this Note, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Note. The Holder hereof may at any time, subject to the terms of this Section 15, assign to one or more Persons all or a portion of its rights and obligations under this Note; provided, each such assignment shall be subject to the following conditions: (a) the principal outstanding balance of this Note owed to the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption) shall not be less than $5,000,000 unless, so long as no Event of Default has occurred and is continuing, the Issuer otherwise consents (such consent not to be unreasonably withheld or delayed); (b) such assignment shall require the consent of the Issuer (such consent not to be unreasonably withheld or delayed provided, it shall not be deemed unreasonable for the Issuer to withhold consent to any assignment to a known competitor of the Issuer) unless (I) an Event of Default has occurred and is continuing at the time of such assignment or (II) such assignment is to a holder of an Additional Note, an Affiliate of a the Holder or a holder of an Additional Note or to an Approved Fund; provided, the Issuer shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Holder within five (5) Business Days after having received notice thereof. The parties to each assignment shall execute and deliver an Assignment and Assumption. The assignee, if it is not a holder of an Additional Note, shall deliver to the Issuer, any information reasonably requested by the Issuer in connection with the funding or payment obligations under this Note. No such assignment hereunder shall be made to the Issuer or any other Note Party, any of the Issuer’s Affiliates or Subsidiaries, or to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). Notwithstanding anything herein to the contrary, (x) in connection with the consummation of a SPAC Transaction, the Issuer may assign this Note to the SPAC or otherwise to its ultimate parent company resulting from the SPAC Transaction which is the publicly listed entity; provided, that to the extent such assignment election is made, the SPAC or ultimate parent company, as applicable, as the “Issuer” hereunder after giving effect to such assignment, shall take all actions reasonably requested by the Collateral Agent necessary to maintain and continue the first-priority perfected security interests granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder and under the other Note Documents (and, for the avoidance of doubt, Aspiration Partners, Inc., as a Subsidiary thereof, shall take such actions contemplated by Section 2.10(b), Section 2.10(c) and Section 2.10(d) of Annex II necessary to become a Guarantor in respect of this Note and the other Note Documents and maintain and continue the first-priority perfected security interests granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder and under the other Note Documents) and (y) until the earlier of five (5) Business Days following (i) the consummation of the SPAC Transaction or (ii) such time as the Forfeit and Amendment Right has been exercised (and the Third Amended and Restated Note is entered into) or lapses pursuant to Section 8(d), the Holder may not assign any portion of this Note or otherwise transfer any portion of this Note to a person other than a person that has previously delivered to the Issuer a valid and duly executed IRS Form W-9 (and each Holder of any interest in the Note during the period described in this clause (ii) shall be eligible to deliver to the Issuer such an IRS Form W-9). The Issuer shall maintain a record of the names and addresses of the Holder(s), and principal amounts owing to, each Holder pursuant to the terms hereof from time to time (the “Register”). The Register shall be conclusive, and the Issuer, the Collateral Agent and the Holder(s) may treat each Person whose name is in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Note, notwithstanding notice to the contrary. The Register shall be available for inspection by the Issuer, the Collateral Agent and any Holder, at any reasonable time and from time to time upon reasonable prior notice. The Issuer hereby agrees, that upon any assignment of any of the obligations owing by it, an in accordance with the terms, hereunder, to issue a new Note to the assignee of such interests, and the assigning Holder shall return or provide for exchange, as applicable, its existing Note. The Holder shall provide the Issuer with prior written notice of any transfer made pursuant to this Section 15 (and any purported transfer in violation of this Section 15 shall be null and void).

16. Severability. Any provision of this Note or the other Note Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. No Waiver; Cumulative Remedies; Amendments, Waivers and Modifications.

(a) The Collateral Agent and the Holder shall not by any act (except by a written instrument executed and delivered in accordance with subparagraph (b) below), delay, indulgence, omission or otherwise be deemed to have waived any right, remedy or other power hereunder or under any other Note Document or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or the Holder, any right, remedy or other power shall preclude any other or further exercise thereof or the exercise of any other right, remedy or other power. No single or partial exercise of any right, remedy, or power hereunder or under any other Note Document shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power. A waiver by the Collateral Agent or the Holder of any right, remedy or power hereunder or under any other Note Document on any one occasion shall not be construed as, or constitute a bar to, any right, remedy or other power which the Holder would otherwise have on any future occasion. The rights, remedies and powers provided to the Collateral Agent and the Holder herein or in any other Note Document are cumulative, may be exercised singly or concurrently and are not exclusive of and shall be in addition to all other rights, remedies, or powers provided by applicable law or any other agreement, instrument or other document. The Collateral Agent and the Holder may exercise any or all such rights, remedies and powers at any time(s) in any order which the Collateral Agent and the Holder chooses in its sole discretion.

(b) This Note and/or the other Note Documents may not be amended or modified, and no provisions hereof or thereof may be waived, without the written consent of (a) the Issuer (on behalf of all Note Parties, or with respect to the Guaranty, any Guarantor), and (b) Required Holders.

18. Integration; Conflict. This Note, the Annexes, the Schedules and Exhibits hereto and the other Note Documents represent the entire agreement of the Issuer, the other Note Parties, the Holder and the Collateral Agent with respect to the subject matter hereof and thereof and supersede all negotiations and prior writings with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or the Holder relative to subject matter hereof or thereof that are not expressly set forth or referred to herein or in the other Note Documents.

19. Gender and Number; No Rule of Strict Construction. Whenever the context herein so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice-versa. No rule of strict construction shall be used against the Collateral Agent or the Holder with respect to this Note or any of the other Note Documents. The Issuer and the other Note Parties acknowledge that they have read this Note and the other Note Documents and has had the opportunity to consult with counsel with respect to same.

20. Governing Law. THIS NOTE AND THE OTHER NOTE DOCUMENTS SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), BUT WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

21. Submission to Jurisdiction; Waiver of Punitive or Consequential Damages. The Issuer and each other Note Party hereby irrevocably and unconditionally:

(a) submits for the Issuer, the other Note Parties and their property in any legal action or proceeding arising out of or otherwise related to or connected with this Note or any of the other Note Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive personal jurisdiction of any state or federal court located in the State of New York, New York County, and any appellate court therefrom and the Issuer and the other Note Parties hereby waive any objection it may have to the laying of venue of any such action or proceedings brought in such courts and any claim that any such action or proceeding has been brought in an inconvenient forum; and the Issuer and the other Note Parties further agree that service of process may be properly served on the Issuer or such other Note Party by sending same to such Person pursuant to the notice provisions set forth in Section 23 below; provided, that, nothing herein shall affect the right of the Collateral Agent and the Holder to bring any legal action or proceeding in any other jurisdiction, including, without limitation, in connection with the exercise of its rights against the Collateral, or to serve process in any other manner; and

(b) waives, to the fullest extent permitted under applicable law, any right that the Issuer and the other Note Parties may have to claim or recover in any legal action or proceeding arising out of or otherwise related to or connected with this Note or any other Note Document any special, exemplary, punitive or consequential damages.

22. JURY WAIVER. THE ISSUER, THE OTHER NOTE PARTIES, THE COLLATERAL AGENT AND THE HOLDER (BY ITS ACCEPTANCE OF THIS NOTE) EACH HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH THIS NOTE OR ANY OTHER NOTE DOCUMENT, AND THE USE OF PROCEEDS OF THE NOTE.

23. Notices. All notices under this Note or the other Note Documents to the Issuer (on behalf of all Note Parties), the Collateral Agent or the Holder, as the case may be, shall be in writing (including prepaid overnight courier, facsimile transmission, other electronic transmission (including, without limitation, PDF format and email transmission) or similar writing) and shall be given to other parties at its address, telecopy number or other electronic transmission address set forth on the signature pages hereof or at such other address, telecopy number or other electronic address as the Issuer, the Collateral Agent or the Holder, as the case may be, may hereafter specify for the purpose by notice to the other parties hereto. Each such notice shall be effective (a) if given by telecopy or other electronic transmission, when such telecopy or other electronic transmission is transmitted to the telecopy number or other electronic transmission address specified in this Section 23 and telephonic or other confirmation of receipt thereof is obtained (which if provided after business hours shall be deemed to be received the next business day) or (b) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section 23 or when delivery at such address if such notice is refused.

24. Costs and Expenses. The Issuer and the other Note Parties shall, jointly and severally, pay or reimburse the Collateral Agent and the Holder, on demand, for any and all reasonable and documented out-of-pocket costs and expenses, including, but not limited to, the reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed by the Collateral Agent and the Holder, incurred in (a) the preparation and negotiation of this Note and the other Note Documents, and any filing or recording costs, fees and expenses, including, without limitation any documentary filing, stamp or excise tax in connection therewith, (b) any subsequent amendments, waivers, consents or other modifications to this Note or the other Note Documents and (c) the administration, preservation, defense, protection, or collection or other enforcement (including with respect to any workout, restructuring or bankruptcy proceeding or any other Default or Event of Default hereunder or any other Note Document) of this Note or any other Note Document, or in attempting to do any of the foregoing. This Section 24 shall survive termination of this Note and the other Note Documents. For the avoidance of doubt, this Section 24 and Section 25 shall not provide any reimbursement or indemnity for Excluded Taxes or any Taxes other than Taxes that represent damages in respect of a non-Tax claim.

25. Indemnity. The Issuer and the other Note Parties, jointly and severally, agree to indemnify, pay and hold harmless the Collateral Agent, the Holder and the officers, directors, employees, agents, shareholders, representatives, attorneys and other agents of the Collateral Agent and the Holder (collectively, the “Indemnitees”) from and against any and all liability, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Issuer, any other Note Party or their Subsidiaries which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Note, the other Note Documents, the use of the proceeds hereunder or the transactions contemplated by this Note or by the other Note Documents, except that the Issuer and the other Note Parties shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee as finally determined by a non-appealable court of competent jurisdiction. This Section 25 shall survive termination of this Note and the other Note Documents.

26. Conditions Precedent.

(i) Conditions to Closing and to Making the Initial Loan. The obligation of the Holder to purchase this Note, and the Collateral Agent to become a party hereto and to the other Note Documents, is subject to satisfaction or waiver of the following conditions on the date of the purchase of this Note in a manner satisfactory to the Holder and the Collateral Agent (the date on which such conditions are satisfied, the “Closing Date”):

(a) the Holder and the Collateral Agent shall have received, on or before the Closing Date, this Note, the Security Agreement and each other Note Document duly executed by the applicable parties thereto, each in form and substance reasonably satisfactory to the Holder and the Collateral Agent;

(b) on the Closing Date, each representation or warranty by the Note Parties contained herein or in any other Note Document is true and correct, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty was true and correct as of such earlier date);

(c) no Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to the purchase of this Note;

(d) the Holder and the Collateral Agent shall have received a duly executed consent, amendment and to the extent required by Nano Banc, a subordination or intercreditor agreement, in each case, in form and substance reasonably satisfactory to the Holder and the Collateral Agent, consenting to the Issuer and the other Note Parties incurring the Indebtedness under this Note and the other Note Documents and the Liens securing the Indebtedness hereunder;

(e) the Holder and the Collateral Agent shall have received a certificate from the Issuer and the other Note Parties, in form and substance reasonably satisfactory to the Holder and the Collateral Agent, executed by an authorized officer of the Issuer and such other Note Parties, attaching thereto certified copies of (i) resolutions of the board of directors (or equivalent governing body) of the Issuer and the other Note Parties evidencing approval of the transactions contemplated under this Note and the other Note Documents; (ii) a certified certificate of good standing from the state of the Issuer’s and such other Note Parties’ formation or organization dated as of a recent date, (iii) a certified copy of the Issuer’s and the other Note Parties’ certificate of incorporation or formation, dated as of a recent date, and copy of the Issuer’s and such other Note Parties’ bylaws, limited liability company operating agreement or such other operational organization documents, as in effect on the Closing Date and (iv) the incumbency of the authorized officers of the Issuer and the other Note Parties authorized by the applicable governing body to execute and deliver this Note and the other Note Document in connection with the transactions contemplated hereby;

(f) the Holder and the Collateral Agent shall have received executed copies of the PPP Loan Documents.

(g) the Holder and the Collateral Agent shall have received payment in full of all fees and expenses (including, without limitation, all reasonable legal, accounting and other third party provider fees incurred by the Holder and the Collateral Agent, in each case, to the extent invoiced at least one (1) Business Day prior to the Closing Date) payable to them by Issuer or any other Person in connection herewith, on or before issuance of the Notes hereunder;

(h) the Holder shall have received the original issue discount amount set forth in Section 1, which amount shall, pursuant to Section 1(a), be netted from the purchase of this Note on the Closing Date.

(i) the Holder and the Collateral Agent shall have completed to their satisfaction, as determined in their sole discretion, a due diligence review of Issuer and its Subsidiaries and their business operations. As part of such due diligence review, Issuer shall have provided copies to or made available for review by the Holder and the Collateral Agent all documents requested by the Holder or the Collateral Agent, including, but not limited to all of Issuer’s and its Subsidiaries’ Material Contracts and financial reports;

(j) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Note, the other Note Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Holder’s discretion, would make it inadvisable to consummate the transactions contemplated by this Note or any of the other Note Documents and to purchase of this Note shall not contravene any law applicable to the Note Parties, the Collateral Agent or the Holder;

(k) receipt by the Holder and the Collateral Agent of evidence that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained;

(l) receipt by the Collateral Agent UCC financing statements, suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Collateral Agent under the Collateral Documents as a first-priority Lien (subject in priority only to Permitted Liens expressly permitted to have priority over the Liens securing the Obligations) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under applicable law to perfect the Liens of the Collateral Agent under such Collateral Documents as a first-priority Lien (subject in priority only to Permitted Liens expressly permitted to have priority over the Liens securing the Obligations) in and to such other Collateral as the Collateral Agent may require;

(m) the Collateral Agent shall have received all original stock (or similar) certificates, if any, evidencing the Equity Interests of each Note Party or other Subsidiary, thereof, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, with respect to all Equity Interests pledged to the Collateral Agent pursuant to the terms of the Security Agreement;

(n) the Note Parties shall have delivered evidence reasonably acceptable to the Collateral Agent that adequate insurance in compliance with Section 2.5 of Annex II is in full force and effect and that all premiums then due thereon have been paid;

(o) receipt by the Holder and the Collateral Agent of Uniform Commercial Code, tax, judgment and other related search results showing only those Liens as are acceptable to the Collateral Agent and the Holder;

(p) so long as requested in writing at least five (5) Business Days prior to the Closing Date, the Collateral Agent and the Holder shall have received, all documentation and other information with respect to the Issuer and the Guarantors that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and such documentation and other information;

(q) a certificate of each of the Note Parties signed by a responsible officer, dated the Closing Date stating that (i) all representations and warranties are true and correct, (ii) the Note Parties are in compliance with each of the covenants and conditions hereunder, (iii) no Default or Event of Default has occurred and is continuing, (iv) since December 31, 2019, no event shall have occurred which has had or would reasonably be expected to have a Material Adverse Effect and (v) that the Issuer and its Subsidiaries, taken as a whole, are Solvent.

(r) the Collateral Agent and the Holder shall have received a customary executed legal opinion of Paul Hastings LLP, counsel to the Note Parties, in form and substance reasonably satisfactory to the Collateral Agent and the Holder in favor of the Collateral Agent and the Holder which shall cover such matters contemplated by this Note and the other Note Documents and all related agreements as the Collateral Agent and the Holder may reasonably require, and each of the Note Parties hereby authorizes and directs such counsel to deliver such opinion to the Collateral Agent and the Holder;

(s) the Collateral Agent shall have received an amendment to the promissory notes issued by Apogee Pacific LLC to the Issuer as set forth in Schedule 3.2 of the Security Agreement (collectively, the “Apogee Notes”) in form and substance reasonably acceptable to the Collateral Agent in its sole discretion;

(t) a responsible officer of the Issuer has certified to the Collateral Agent, including with evidence reasonably satisfactory to the Collateral Agent, that as of January 31, 2021, the Note Parties and their Subsidiaries had unencumbered (other than as granted to the Collateral Agent) cash and cash equivalents in deposit accounts in an amount not less than $21,000,000;

(u) the Collateral Agent shall have received a copy of a fully executed and effective engagement letter between the Issuer and KPMG for KPMG to complete a “Public Company Accounting Oversight Board” compliant audit of the Issuer and its Subsidiaries with respect to the fiscal years ending December 31, 2018, December 31, 2019 and December 31, 2020 (or solely to the extent the Issuer and its Subsidiaries reasonably in good faith expect to qualify as an “Emerging Growth Company” under the Act, for the fiscal years ending December 31, 2019 and December 31, 2020); and

(v) the Note Parties shall have executed and delivered to the Holder and the Collateral Agent all such other documents, instruments and agreements which the Holder or the Collateral Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

(ii) Conditions to the First Restatement Effective Date. The obligation of the Holder to enter into the Prior Note on the First Restatement Effective Date, is subject to satisfaction or waiver of the following conditions on the First Amendment Effective Date in a manner reasonably satisfactory to the Holder and the Collateral Agent (the date on which such conditions are satisfied, the “First Restatement Effective Date”):

(a) the Holder and the Collateral Agent shall have received, on or before the First Restatement Effective Date and the Prior Note duly executed by the applicable parties thereto;

(b) each representation or warranty by the Note Parties contained herein or in any other Note Document is true and correct in all material respects (or in all respects if such representation or warranty is already qualified by Material Adverse Effect or another materiality qualifier), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty was true and correct in all material respects (or in all respects if such representation or warranty is already qualified by Material Adverse Effect or another materiality qualifier) as of such earlier date); and

(c) after giving effect to the waivers set forth in Section 10(b), no Default or Event of Default has occurred and is continuing.

(iii) Conditions to Closing on the Second Restatement Effective Date. The effectiveness of this Note is subject to satisfaction or waiver of the following conditions in a manner reasonably satisfactory to the Holder and the Collateral Agent (the date on which such conditions are satisfied, the “Second Restatement Effective Date”):

(a) the Holder and the Collateral Agent shall have received this Note and each other Note Document requested (if any) duly executed by the applicable parties thereto, each in form and substance reasonably satisfactory to the Holder and the Collateral Agent;

(b) each representation or warranty by the Note Parties contained herein or in any other Note Document is true and correct in all material respects (or in all respects if such representation or warranty is already qualified by Material Adverse Effect or another materiality qualifier), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty was true and correct in all material respects (or in all respects if such representation or warranty is already qualified by Material Adverse Effect or another materiality qualifier) as of such earlier date);

(c) no Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to the amendment and restatement of the Prior Note contemplated hereby; and

(d) the Oaktree Transactions shall have been consummated in connection with the execution and delivery of this Note.

27. Guaranty.

27.1 Guaranty. Each Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees (the “Guaranty”), to the Collateral Agent and the Holder and its respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Collateral Agent and the Holder by the Issuer and each other Guarantor (the “Guaranteed Obligations”). Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, is a primary obligation of each Guarantor and not merely a contract of surety, and that its obligations under this Section 27 shall be absolute and unconditional, irrespective of, and unaffected by:

(c) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Note, any other Note Document or any other agreement, document or instrument to which the Issuer or any Guarantor is or may become a party;

(d) the absence of any action to enforce this Note (including this Section 27 or any other Note Document) or the waiver or consent by the Collateral Agent or the Holder with respect to any of the provisions thereof;

(e) the insolvency of the Issuer or any Guarantor; or

(f) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by each Guarantor that its obligations under this Section 27 shall not be discharged until the payment and performance, in full, in cash of the Obligations has occurred.

The Required Holders, upon such terms as they deem appropriate, without notice or demand (except to the extent notice is required to be provided hereunder, in any other Note Document or under applicable law) and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guarantees of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guarantees of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Collateral Agent or the Holder in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Collateral Agent or the Holder may have against any such security, in each case as the Collateral Agent or the Holder in their reasonable discretion may determine consistent herewith or with the applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (but so long as such sale is in accordance with applicable law), and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Issuer or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under this Note and the other Note Documents;

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder. The Collateral Agent and the Holder may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between the Issuer and the Collateral Agent or the Holder with respect to the existence of such Event of Default. The obligations of each Guarantor hereunder are independent of the obligations of the Issuer and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Issuer, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty whether or not any action is brought against the Issuer or any of such other guarantors and whether or not the Issuer is joined in any such action or actions.

This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted) or unless the obligations of the Guarantors are reduced or terminated by the Collateral Agent and the Holder in accordance with the terms of this Note), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Note Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Note Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Note Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though the Collateral Agent or the Holder might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the Collateral Agent’s or the Holder’s consent to the change, reorganization or termination of the corporate structure or existence of the Issuer or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Issuer may allege or assert against the Collateral Agent or the Holder in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

27.2 Waiver by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of the Collateral Agent and the Holder: (a) any right to require the Collateral Agent or the Holder, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Collateral Agent or the Holder in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of the Collateral Agent or the Holder whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Collateral Agent’s or the Holder’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Collateral Agent or the Holder protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in this Section 27 and any right to consent to any thereof; (g) all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Collateral Agent or the Holder to marshal assets; and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. It is agreed among each Guarantor and the Collateral Agent and the Holder that the foregoing waivers are of the essence of the transaction contemplated by this Note and the other Note Documents and that, but for the provisions of this Section 27 and such waivers, the Collateral Agent and the Holder would decline to enter into this Note.

27.3 Benefit of Guaranty. Each Guarantor agrees that the provisions of this Section 27 are for the benefit of the Collateral Agent and the Holder and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Issuer on the one hand, and the Collateral Agent and the Holder, on the other hand, the obligations of the Issuer or any other Guarantor under the Note Documents.

27.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Note or in any other Note Document, and except as set forth in Section 27.6, each Guarantor hereby expressly and irrevocably subordinates to the prior payment in full, in cash, of the Obligations (other than contingent indemnity obligations for which no claim is outstanding) any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations (other than contingent indemnity obligations for which no claim is outstanding) are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Collateral Agent and the Holder and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 27, and that the Collateral Agent and the Holder and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 27.4.

27.5 Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Section 27 shall be limited to an amount not to exceed as of any date of determination the greater of:

(c) the net amount of this Note (plus all other Obligations owing in connection therewith) advanced to the Issuer or any other Guarantor under this Note and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

(d) the amount which could be claimed by the Collateral Agent and/or the Holder from such Guarantor under this Section 27 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 27.6.

27.6 Contribution with Respect to Guaranty Obligations.

(c) To the extent that any Guarantor shall make a payment under this Section 27 of all or any of the Obligations (other than Notes issued by that Guarantor for which it is primarily liable, if any) (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations (other than contingent indemnity obligations for which no claim is outstanding), such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(d) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantors under this Section 27 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(e) This Section 27.6 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 27.6 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Note, including Section 27.1. Nothing contained in this Section 27.6 shall limit the liability of any Guarantor to pay any Note issued directly or indirectly by that Guarantor, if any, and accrued interest, fees and expenses with respect thereto for which such Guarantor shall be primarily liable.

(f) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

(g) The rights of the indemnifying Guarantors against other Guarantors under this Section 27.6 shall be exercisable upon the full and indefeasible payment of the Obligations.

27.7 Bankruptcy. So long as any Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain outstanding, no Guarantor shall, without the prior written consent of the Collateral Agent acting pursuant to the instructions of the Required Holders, commence or join with any other Person in commencing any proceeding under any laws with respect to bankruptcy of or against the Issuer or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Issuer or any other Guarantor or by any defense which the Issuer or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Collateral Agent and the Holder that the Guaranteed Obligations which are Guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Collateral Agent and the Holder, or allow the claim of the Collateral Agent and the Holder in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

27.8 Reinstatement. In the event that all or any portion of the Guaranteed Obligations are paid by the Issuer, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Collateral Agent or the Holder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

27.9 Liability Cumulative. The liability of Guarantors under this Section 27 is in addition to and shall be cumulative with all liabilities of each Guarantor to the Collateral Agent and the Holder under this Note and the other Note Documents to which such Guarantor is a party or in respect of any Obligations or obligation of any other Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

28. Board Observer. Until the earliest of (i) all Indebtedness owing by the Issuer or any other Note Party under this Note or the other Note Documents having been paid in full (other than contingent indemnifications obligations for which no claim has been asserted), (ii) the consummation of any transaction which results in the Issuer or any successor-in-interest of, or ultimate parent entity to, Issuer becoming a public company and (iii) the date that Inherent Group, LP and its Affiliates no longer hold any Notes:

(c) Inherent Group, LP (or one of its Affiliates) shall have the right to appoint, at any time, one non-voting observer (the “Observer”) to be present at all full meetings of the board of directors (or other equivalent governing body) of the Issuer and each other Note Party and all committees thereof that have been delegated full authority to act on behalf of the board of directors; provided, that the Observer shall not be required to be invited to any ad hoc meetings of the board of directors called to approve ordinary course administrative matters as determined by the board of directors in its reasonable discretion; provided, further, that written notice (which may be by email) of such ad hoc and/or ordinary course administrative matter meetings shall be provided to the Observer at the time provided to the members of the board of directors. The Note Parties shall hold at least four (4) meetings each fiscal year.

(d) Each Note Party will give the Observer reasonable prior notice (it being agreed that the same prior notice given to the board of directors (or other equivalent governing body) shall be deemed reasonable prior notice) in any manner permitted in such Note Party’s organizational documents for notices of the time and place of any proposed meeting of the board of directors (or other equivalent governing body), such notice in all cases to include true and complete copies of all documents furnished to any manager or equivalent Person in connection with such meeting. The Observer will be entitled to be present in person as an observer (and for the avoidance of doubt, the Observer shall not be entitled to vote or constitute a member of the board of directors) at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

(e) Each Note Party will deliver to the Observer copies of all papers which may be distributed from time to time to the directors or equivalent Persons (either prior to or at such meeting) of such Note Party at such time as such papers are so distributed to them, including copies of any written consent and the Observer may deliver such papers or consents to the Holder. The Note Parties shall pay or reimburse the Observer for the reasonable and documented out-of-pocket expenses incurred by the Observer in connection with the attendance of meetings contemplated by this Section 28.

(f) Notwithstanding anything to the contrary in this Note or any other Note Document, each Note Party reserves the right to withhold any information and to exclude the Observer from any meeting (or a portion of such meeting as applicable) to the extent that (i) access to such information or attendance at such meeting would reasonably be expected to (A) adversely affect the attorney-client privilege between such Note Party and its counsel in respect of any investigation, action or proceeding involving such Note Party (it being understood that such Note Party cannot exercise its right to withhold information and/or to exclude the Observer upon the mere presence of such Note Party’s legal counsel at a meeting), as reasonably determined by counsel for such Note Party or (B) present an actual or potential conflict of interest, (ii) the Notes or any transaction involving a potential refinancing of the Notes will be discussed, (iii) the underlying information is subject to confidentiality provisions binding on the Note Parties which would prohibit the disclosure to the Observer.

29. Lost Note. If this Note becomes mutilated and is surrendered by the Holder with respect thereto to the Issuer, or if the Holder claims that this Note has been lost, destroyed or wrongfully taken, the Issuer shall execute and deliver to the Holder a replacement Note, in like tenor, upon the affidavit of the Holder attesting to such loss, destruction or wrongful taking with respect to this Note and such lost, destroyed, mutilated, surrendered or wrongfully taken Note shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note other than a customary indemnity of the Holder.

30. Taxes.

(c) If any applicable law (as determined in the good faith discretion by the Issuer) requires the deduction or withholding of any tax from any payment under this Note, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Holder receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Tax been made.

(d) The Issuer shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(e) Without duplication of amounts otherwise contemplated for under this Section 30, the Issuer shall indemnify the Holder, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Holder or required to be withheld or deducted from a payment to Holder and any reasonable expenses arising therefrom or with respect thereto other than any expenses arising from the gross negligence or willful misconduct of such Recipient, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Holder first made demand therefor; provided, however, that if Issuer reasonably believes that such Taxes were not correctly asserted, the Holder will use reasonable efforts to cooperate with the Issuer to obtain a refund of such Taxes (which shall be repaid to Issuer in accordance Section 32) so long as such efforts would not in the sole determination of the Holder result in any additional out-of-pocket costs or expenses not reimbursed by Issuer or be otherwise materially disadvantageous to the Holder. A certificate as to the amount of such payment or liability delivered to the Issuer by the Holder shall be conclusive absent manifest error.

(f) In the event that an applicable withholding agent is required to remit any amounts to a taxing authority on account of Taxes required to be deducted or withheld in respect of the Note which amounts constitute Excluded Taxes (and which amounts were not previously deducted or withheld), the Issuer shall be entitled to offset any such amounts against any amounts payable to the Holder in connection with the Note.

31. Tax Forms. Any Holder that is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Note shall deliver to the Issuer such properly completed and executed documentation (including an applicable IRS Form W-9 or W-8) as will permit such payments to be made without withholding or at a reduced rate of withholding tax.

32. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 30 (including by the payment of additional amounts pursuant to Section 30), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 30 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 32 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 32, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 32 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

33. Intercompany Subordination. Issuer and each Guarantor, on behalf of themselves and their Subsidiaries, hereby subordinates the payment of all obligations and indebtedness (other than in respect of Applicable Required Regulatory Amounts) of any Note Party or their Subsidiaries owing to any other Note Party or their Subsidiaries, whether now existing or hereafter arising, including but not limited to any obligation of the Issuer to Guarantor, any Guarantor to the Issuer, any Note Party to any Subsidiary, as subrogee of the Collateral Agent and the Holder or resulting from Issuer’s, any Guarantor’s or any of their Subsidiaries’ performance under the Guaranty or any other Indebtedness owing from one such party to another such party, to the payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted). If the Required Holders or the Collateral Agent so request after the occurrence and during the continuance of any Event of Default, any such obligation or Indebtedness of the Issuer, a Guarantor or their Subsidiaries shall be enforced and performance received by the Issuer, a Guarantor or their Subsidiaries as trustee for the Collateral Agent and the Holder and the proceeds thereof shall be paid over to the Collateral Agent to be applied to the Obligations, but without reducing or affecting in any manner the liability of the Issuer, any Guarantor or any Subsidiary under the Guaranty or such other Indebtedness other than to the extent such application reduces the amount of the Obligations hereunder.

34. Counterparts. This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

35. Amendment and Restatement. The Prior Note (as defined below) amended and restated that certain Senior Secured Promissory Note and Guaranty dated March 12, 2021 in the original principal amount of Fifty Thousand Dollars ($50,000.00) issued by the Issuer in favor of the Holder (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Note”). This Note amends and restates that certain Amended and Restated Senior Secured Promissory Note and Guaranty dated August 20, 2021 in the original principal amount of Eighty One Thousand and Nine Hundred Dollars ($81,900.00) issued by the Issuer in favor of the Holder (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Note”). This Note renews and continues the Original Note and the Prior Note without any novation, discharge or satisfaction of the underlying indebtedness, all of which indebtedness shall remain outstanding as evidenced by this Note. Notwithstanding anything herein to the contrary, interest and other obligations under the Original Note and the Prior Note (if any) accrued and payable prior to the date of amendment and restatement hereof, and interest and other obligations under this Note accrued and payable on or after the date of amendment and restatement hereof shall only be payable in accordance with the terms of this Note.

36. Confidentiality. The Holder and the Collateral Agent agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (a) to its Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Representatives (including any self-regulatory authority) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (c) to the extent required by applicable law or regulation or by any subpoena or similar legal process (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Note Document or any action or proceeding relating to this Note or any other Note Document or the enforcement of rights hereunder or thereunder or (f) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense. Notwithstanding any other provision hereof, the term Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Holder, the Collateral Agent or their Representatives in breach of this Note or any other Note Document, (ii) was within possession of the Holder, the Collateral Agent or their Representatives on a non-confidential basis prior to it being furnished to it by or on behalf of the Issuer or any of its Representatives, provided that the source of such information was not known by Holder, the Collateral Agent or such Representative to be (after reasonable inquiry) bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, (iii) becomes available to Holder, the Collateral Agent or their Representative on a non-confidential basis from a source other than the Issuer or any of its Subsidiaries or Representatives, provided that such source is not known by Holder, the Collateral Agent or such Representative (after reasonable inquiry) to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (iv) is independently developed by Holder, the Collateral Agent or their Representatives (in connection with their representation of Holder or the Collateral Agent) without the use of or reference to any Confidential Information.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Note has been executed and delivered by the Issuer as of the Second Restatement Effective Date.

ISSUER:

ASPIRATION PARTNERS, INC., a Delaware corporation

By:	/s/ Andrei Cherny
Name: Andrei Cherny
Title: CEO

GUARANTORS:

ASPIRATION INSURANCE AGENCY, LLC, a Delaware limited liability com

By:	/s/ Andrei Cherny
Name: Andrei Cherny
Title: CEO

MAKE EARTH GREEN AGAIN, LLC, a Delaware limited liability company

By:	/s/ Andrei Cherny
Name: Andrei Cherny
Title: CEO

ASPIRATION CARD SERVICES, LLC, a
Delaware limited liability company

By:	/s/ Andrei Cherny
Name: Andrei Cherny
Title: CEO

[Signature Page to Second Amended and Restated Senior Secured Promissory Note and Guaranty]

ASPIRATION SUSTAINABILITY IMPACT SERVICES, LLC, a Delaware limited liability company

By:	/s/ Andrei Cherny
Name: Andrei Cherny
Title: CEO

Address for Notices of the Note Parties:

4551 Glencoe Avenue, Suite 300
Marina Del Rey, California 90292
Attention: Andrei Cherny
Email: acherny@aspiration.com

ACCEPTED AND AGREED:

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HOLDER:

By:	/s/ Mark Villanueva
Name: Mark Villanueva

Address for Notices:

[***]

COLLATERAL AGENT:

INHERENT GROUP, LP

By: Inherent Group GP, LLC, as its General Partner

By:	/s/ Danielle Schaefer
Name: Danielle Schaefer
Title: Chief Financial Officer

Address for Notices:

[***]

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Annex I

Representations and Warranties

The Issuer and the other Note Parties, each on behalf of itself and its Subsidiaries, represents and warrants to the Collateral Agent and the Holder, on the Closing Date and on each other date the representations and warranties are required to be made hereunder pursuant to Section 9:

1.1 Organization; Good Standing; Subsidiaries; Capitalization. The Issuer, the other Note Parties and each of their respective Subsidiaries (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on Schedule 1.1 attached hereto, (b) has all requisite corporate, limited liability company or limited partnership, as applicable, power to own its property and conduct its business as now conducted and as presently contemplated and (c) is in good standing in its state of organization and is duly authorized to do business in each jurisdiction where such qualification is necessary, except to the extent such failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 1.1, the Issuer, the other Note Parties and their respective Subsidiaries do not have any Subsidiaries. Schedule 1.1 also sets forth each Note Party, each Immaterial Subsidiary and any other Excluded Subsidiary as of the Closing Date. The Issuer and the other Note Parties, directly or indirectly, own all of the outstanding Equity Interests of its Subsidiaries, in each case, beneficially and of record, free and clear of all Liens, encumbrances, restrictions and claims of every kind (other than Permitted Liens securing the Obligations). Except as set forth on Schedule 1.1, the Issuer, the other Note Parties and their respective Subsidiaries are not engaged in any joint venture, partnership, or other similar arrangement with any other Person. All the outstanding Equity Interests of the Issuer, the other Note Parties and their respective Subsidiaries have been duly authorized, are validly issued and are fully paid and non-assessable (to the extent applicable) and are as set forth on Schedule 1.1 as of the Closing Date or the date hereof, as applicable. Except as set forth on Schedule 1.1, there are no options, warrants or rights to purchase Equity Interests or other securities of the Issuer, the other Note Parties and their respective Subsidiaries authorized, issued or outstanding, nor is the Issuer, the other Note Parties and their respective Subsidiaries obligated in any other manner to issue Equity Interests or other securities and the Issuer, the other Note Parties and their respective Subsidiaries do not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any Equity Interests or any interest therein or to pay any dividend or make any other distribution in respect thereof.

1.2 Authorization. The execution, delivery and performance of this Note and the other Note Documents to which the Issuer and the other Note Parties is or is to become a party, the issuance of this Note, and the transactions contemplated hereby and thereby (a) are within the organizational authority of the Issuer and the other Note Parties, (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action, (c) do not conflict with, result in a breach or default (whether with notice or passage or time, or both) of, or result in any contravention of, any provision of law, statute, rule or regulation to which the Issuer, the other Note Parties and their respective Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Issuer, the other Note Parties and their respective Subsidiaries, except where such conflict, breach, default or contravention would not reasonably be expected to have a Material Adverse Effect and (d) do not conflict with, result in a breach or default (whether with notice or passage or time, or both), result in the creation of any Lien on the properties or assets of the Issuer, the other Note Parties and their respective Subsidiaries under, or give rise to any right of acceleration, termination, modification or similar right under any provision of the organizational documents or bylaws of, or any agreement or other material instrument binding upon, the Issuer, the other Note Parties and their respective Subsidiaries or any of their respective assets (other than with respect to the Liens granted to the Collateral Agent), in each case in this clause (d), other than with respect to organizational documents of such Note Party or such Subsidiary, except where such conflict, breach, default or contravention would not reasonably be expected to have a Material Adverse Effect.

1.3 Enforceability. The execution and delivery of this Note and the other Note Documents to which the Issuer and the other Note Parties are, or are to become, a party will result in valid and legally binding obligations of the Issuer and the other Note Parties, enforceable against them in accordance with the respective terms and provisions hereof and thereof except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

1.4 Governmental Approvals. The execution, delivery and performance by the Issuer and the other Note Parties of this Note and the other Note Documents to which the they respectively are, or are to become, a party and the transactions contemplated hereby and thereby, including the issuance of this Note and any Additional Note, do not require the approval or consent of, or filing with, any governmental authority, other than with respect to the Note Documents, the filings required to perfect the Liens created by the Note Documents or where the failure to obtain such approval would not reasonably be expected to have a Material Adverse Effect.

1.5 No Event of Default. No Default or Event of Default has occurred and is continuing.

1.6 Title to and Transfer of Collateral; Power and Authority. The Issuer and each other Note Party has good title to and owns or has a right to use all of the Collateral, free and clear of all adverse claims, liens, security interests, restrictions on transfer or pledge or other encumbrances except those granted to the Collateral Agent and other Permitted Liens. The Issuer and each other Note Party has full power and authority to grant to the Collateral Agent, on behalf of itself, the other Secured Parties and the holders of the Additional Notes, the security interest under the Note Documents.

1.7 Corporate or Other Names; Location of Collateral. (a) The Issuer and each other Note Party’s name as it appears in official filings in the state of its organization, (b) the type of entity of the Issuer and each other Note Party, and (c) the state of organization of the Issuer and each other Note Party, in each case, are as set forth on their respective signature page hereto. The locations (i) of the Issuer and each other Note Party’s chief executive office, (y) where books and records of the Issuer and each of its Subsidiaries and the Collateral are kept and (z) in which Collateral is located, are, in each case, set forth in Schedule 1.7 attached hereto.

1.8 Taxes. Issuer and each of its Subsidiaries have timely filed or caused to be filed all material federal and state income tax returns and all other material tax returns that are required to be filed by them, and have paid all material taxes shown to be due and payable on such returns and all other material taxes, fees or other charges imposed on Issuer or any of its Subsidiaries or on any of Issuer’s or any of its Subsidiaries’ property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Issuer or any such Subsidiary has set aside on its books adequate reserves in accordance with GAAP.

1.9 Financial Statements; No Material Adverse Effect. (a) The audited consolidated balance sheet, statements of income or operations, shareholders’ equity and cash flows of Issuer and its Subsidiaries dated December 31, 2019 and (b) the unaudited interim consolidated balance sheet of Issuer dated December 31, 2020 and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the twelve (12) fiscal months then ended: (i) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures and (ii) present fairly in all material respects the financial condition of Issuer and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

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All financial statements with respect to the Issuer and its Subsidiaries supplied or furnished to the Holder (whether by the Issuer or its Affiliates) will be complete and correct in all material respects and present fairly, in all material respects, the financial condition and results of operations and cash flows of the Issuer and its Subsidiaries as of the respective dates of such statements and for the periods covered thereby, all in accordance with GAAP. The Issuer and its Subsidiaries do not have any material liabilities, contingent or otherwise, not disclosed in such financial statements. The Issuer and its Subsidiaries, in good faith, believe that the Issuer and its Subsidiaries’ projections presented to the Holder were prepared in good faith based on assumptions believed by Issuer to be reasonable at the time prepared, it being acknowledged and agreed by the Holder that (a) such projections are as to future events and are not to be viewed as facts, (b) are subject to significant uncertainties and contingencies, many of which are beyond Issuer’s control, (c) no assurance can be given that any particular projections will be realized, and (d) the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material. All other information supplied by Issuer and its Subsidiaries to the Collateral Agent or the Holder is true and accurate in all material respects.

1.10 Litigation. Except as set forth in Schedule 1.10 attached hereto, there are no actions, suits, proceedings, claims, disputes or investigations of any kind pending or, to the knowledge of the Issuer, the other Note Parties and their respective Subsidiaries, threatened, against the Issuer, the other Note Parties and their respective Subsidiaries before any court, tribunal or administrative agency or board, which, if adversely determined, would, either in any one individual proceeding or in the aggregate, reasonably be expected to have a Material Adverse Effect, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Issuer, the other Note Parties and their respective Subsidiaries, taken as a whole, or which question the validity of this Note or any of the other Note Documents, or any action taken or to be taken pursuant hereto or thereto.

1.11 Full Disclosure; Material Adverse Effect. Neither this Note nor any other Note Document, nor any certificate, statement, agreement or other documents furnished to the Collateral Agent or the Holder in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Issuer or any other Note Party which could reasonably be expected to result in a Material Adverse Effect. Since December 31, 2019, no Material Adverse Effect has occurred.

1.12 Insurance. The Issuer, the other Note Parties and their respective Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies as are in accordance with the general practices of businesses engaged in similar activities in similar geographic areas.

1.13 Intellectual Property. The Issuer and each other Note Party owns, or is licensed to use, all intellectual property necessary to conduct its business as currently conducted except for such intellectual property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect, including, without limitation, all intellectual property set forth on Schedule 1.13 attached hereto.

1.14 Use of Proceeds. The proceeds of this Note shall be used for working capital and other general corporate purposes. No Note Party owns any margin securities, and none of the proceeds of this Note shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

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1.15 Investment Company Act. Neither Issuer nor any of its Subsidiaries is (a) an “investment company” or “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any governmental authority in connection therewith.

1.16 Solvency. Immediately before and after consummation of the transactions contemplated hereby, the Issuer and its Subsidiaries, taken as a whole, are Solvent.

1.17 PPP Loan. The PPP Loan was made on terms and conditions required by the terms of the Paycheck Protection Program, and the Holder has received a complete copy of the PPP Loan Documents. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has been delivered to the Collateral Agent promptly after execution thereof.

1.18 Liquidity. As of January 31, 2021, the Note Parties and their Subsidiaries had unencumbered (other than as granted to the Collateral Agent) cash and cash equivalents in deposit accounts in an amount not less than $21,000,000 as certified by a responsible officer of the Issuer to the Collateral Agent, including evidence reasonably satisfactory to the Collateral Agent of the compliance thereof.

1.19 PCAOB Audit. The Issuer has entered into an effective engagement letter with KPMG in which KPMG shall complete a “Public Company Accounting Oversight Board” compliant audit of the Issuer and its Subsidiaries with respect to the fiscal years ending December 31, 2018, December 31, 2019 and December 31, 2020 (or solely to the extent the Issuer and its Subsidiaries reasonably in good faith expect to qualify as an “Emerging Growth Company” under the Act, for the fiscal years ending December 31, 2019 and December 31, 2020).

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Annex II

Affirmative Covenants

Until the payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted), the Issuer and the other Note Parties (on behalf of themselves and their Subsidiaries ) hereby covenant and agree as follows:

2.1 Corporate Existence; Maintenance of Properties. Each of the Note Parties and their Subsidiaries will do or cause to be done all things necessary to (a) preserve and keep in full force and effect its corporate or other existence and all of its other material franchises, licenses and rights, except in a transaction permitted by Section 3.5 or 3.10 of Annex III and (b) preserve and maintain in good repair, working order and condition, reasonable wear and tear excepted and casualty and condemnation excepted, the assets and other properties of the Note Parties and their Subsidiaries.

2.2 Records and Accounts; Access. The Note Parties and their Subsidiaries will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies and other reserves. The Note Parties and their Subsidiaries shall permit representatives of the Collateral Agent and the Holder (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to unreasonably interfere with the operations of the Note Parties and their Subsidiaries, to all premises, properties, assets and Collateral, personnel, books, records (including tax records), contracts, and documents of or pertaining to any Note Parties and their Subsidiaries and shall promptly and fully respond to information and update requests from the Note Parties and their Subsidiaries; provided, that so long as no Event of Default has occurred and is continuing, the Note Parties shall not be responsible for more than one (1) inspection in any fiscal year. The Collateral Agent and the Holder shall give the Issuer the opportunity to participate in any discussions with the Issuer and its Subsidiaries’ independent public accountants (and such discussions shall be subject to such accountants’ customary policies and procedures and a representative of the Note Parties shall be permitted to be present during any such discussions). Notwithstanding anything to the contrary in this Section 2.2, no Note Party or its Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes trade secrets or proprietary information, (y) in respect of which disclosure is prohibited by law or any binding agreement so long as such binding agreement was not entered into in contemplation of preventing such disclosure, inspection or examination or (z) is subject to attorney-client or similar privilege or constitutes attorney work-product or an actual or potential conflict of interest.

2.3 Compliance with Laws, Contracts, Licenses, and Permits. The Note Parties and their Subsidiaries will comply in all material respects with (a) all requirements of law applicable to the existence and operations of its business, wherever its business is conducted, (b) the provisions of its organizational documents and bylaws or other operative documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable material decrees, orders, and judgments, except, in the case of clauses (a) and (c) where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect.

2.4 Defaults; Material Adverse Effect. The Issuer shall promptly (and in any event, within two (2) days) notify the Collateral Agent and the Holder in writing of the occurrence of (a) any Default or Event of Default. If any person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Note or any other Indebtedness involving in excess of (i) prior to the consummation of the SPAC Transaction, $500,000 and (ii) after the consummation of the SPAC Transaction, the greater of $2,000,000 or two percent (2%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder to which or with respect to which any Note Party or their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Issuer shall forthwith give written notice thereof to the Collateral Agent and the Holder, describing the notice or action and the nature of the claimed default and (b) any other event or change that, individually or in the aggregate, could reasonably be expected to have Material Adverse Effect on the Issuer and its Subsidiaries.

2.5 Insurance. The Note Parties and their Subsidiaries shall maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Note Parties and their Subsidiaries (including policies of public liability, property damage, other casualty, workers’ compensation, and business interruption) with financially sound and reputable insurance companies or associations (in each case that are not affiliates of the Note Parties or their Subsidiaries ) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Note Parties and their Subsidiaries naming the Collateral Agent an additional insured or lender loss payee, as the context may require, with respect to all liability, property and business interruption insurance policies.

2.6 Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year (including, for the avoidance of doubt, the last fiscal quarter of each fiscal year), commencing with the fiscal quarter ending March 31, 2021, the consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Issuer and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the annual budget delivered to the Holder for the current fiscal year, all in reasonable detail, together with a certification from a responsible officer of the Issuer with respect thereto; provided, the filing by the Issuer of a Form 10-Q (or any successor or comparable form) with the Securities and Exchange Commission as at the end of and for any applicable Fiscal Quarter shall be deemed to satisfy the obligations under this Section 2.6 to deliver financial statements with respect to such fiscal quarter.

2.7 Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2020), (i) the consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of the Issuer and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the annual budget delivered to the Holder for the fiscal year covered by such financial statements, in reasonable detail, together with a certification with respect thereto from a responsible officer and (ii) a report thereon of KPMG, Alvarez & Associates, Inc. or other independent certified public accountants of recognized national standing selected by the Issuer and reasonably satisfactory to the Holder, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from an upcoming maturity date under the Note or other Indebtedness occurring within one year from the time such report is delivered), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Issuer and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements); provided, the filing by the Issuer of a Form 10-K (or any successor or comparable form) with the Securities and Exchange Commission as at the end of and for any applicable fiscal year shall be deemed to satisfy the obligations under this Section 2.7 to deliver financial statements with respect to such fiscal year.

2.8 Projections. As soon as practicable and in any event no later than forty-five (45) days after the beginning of each fiscal year (commencing with the fiscal year beginning January 1, 2022), a consolidated plan and financial forecast for such fiscal year (such plan and forecast, together with the equivalent plan or budget for the fiscal year in which the Closing Date occurs), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Issuer and its Subsidiaries for each such fiscal year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of the Issuer and its Subsidiaries for each month of such fiscal year, together with an explanation of the assumptions on which such forecasts are based.

2.9 Payment of Taxes and Claims. Pay all material applicable taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by applicable law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as reserves or other appropriate provisions, as shall be required in conformity with GAAP shall have been made therefor, and in the case of any tax or claim that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim or (b) the failure to so pay would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect. The Issuer and its Subsidiaries will not file or consent to the filing of any consolidated income tax return with any Person (other than the Issuer and its Subsidiaries or members of the U.S. federal income tax consolidated group that includes the Issuer and/or its Subsidiaries ).

2.10 Subsidiaries. Within fifteen (15) days (or such longer period as is acceptable to the Collateral Agent) after the date (subsequent to the Closing Date) any Person becomes, directly or indirectly, a Subsidiary of the Issuer (other than an Excluded Subsidiary or an Immaterial Subsidiary), the Issuer shall (or shall cause such Subsidiary to):

(c) Notice to Collateral Agent. Promptly send to the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of the Issuer, and (ii) all of the data required to be set forth in the Schedules hereto or to the other Note Documents with respect to such Subsidiary, and such written notice shall be deemed to supplement such Schedules for all purposes hereof and of the other Note Documents;

(d) Counterpart Agreement. Promptly cause such Subsidiary to become a Guarantor hereunder by executing a Guarantor Joinder, and a Grantor under the Security Agreement by executing and delivering to the Collateral Agent a joinder to the Security Agreement;

(e) Corporate Documents. Take all such corporate (or equivalent) actions, and execute and deliver, or cause to be executed and delivered, all such applicable documents, instruments, agreements, and certificates as are similar to those described in Section 26(i)(m); and

(f) Collateral Documents. Deliver all such applicable documents, instruments, agreements, and certificates as are similar to those described in this Note, the Security Agreement or the other Note Documents with respect to the granting of security interests and perfection of Liens and take all of the actions necessary to grant and to perfect a first-priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Security Agreement and the other Note Documents (but subject to any limitations sets forth therein and Permitted Liens) in the Equity Interests of such Subsidiary and in all of the personal property of such Subsidiary, shall have used its commercially reasonable efforts to deliver landlord waivers and bailee waivers to the extent such would have been required on the Closing Date pursuant to Section 26(i)(e), and shall have delivered deposit account control agreements with respect to such deposit accounts opened or maintained by such Subsidiary.

2.11 Post-Closing Requirements.

(a) No later than forty-five (45) days (or such later date as may be approved by the Collateral Agent in its sole discretion) following the Closing Date:

(i) Cash Management. Each Note Party shall enter into and maintain a springing deposit account control agreement with the Collateral Agent, for the benefit of the Secured Parties, reasonably satisfactory to the Collateral Agent with respect to all operating and other deposit accounts (other than Excluded Accounts (as such term is defined in the Security Agreement)).

(ii) Landlord Waivers. The Issuer shall use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver with respect to its corporate headquarters location.

(iii) Insurance Endorsements. The Note Parties shall have delivered to the Collateral Agent customary additional insured and lender loss payable special endorsements, in form and substance reasonably satisfactory to the Collateral Agent and its counsel naming the Collateral Agent, in its capacity as such, as additional insured and lender loss payee, as applicable, with respect to liability, property and business interruption insurance policies.

(b) No later than thirty (30) days (or such later date as may be approved by the Collateral Agent in its sole discretion) following the Closing Date, the Issuer shall have used its commercially reasonable efforts to deliver to the Collateral Agent an amendment and restatement of that certain Employment Agreement, dated as of October 1, 2013, by and among the Issuer (formerly Aspiration Partners LLC), RJB Partners LLC and Andrei Cherny on terms reasonably satisfactory to the Collateral Agent; provided, that in any event such amended and restated employment shall (a) not contain any “put” right of Mr. Cherny with respect to any Equity Interests owned by Cherny or an affiliate thereon in the Issuer, (b) not entitle Mr. Cherny to a permanent board of directors position with the Issuer or its Subsidiaries and (c) require that the payment of any deferred bonus or other compensation payments under such employment agreement prior to its amendment and restatement thereof (which shall in no event exceed $500,000) be subject to approval by the board of directors of the Issuer.

(c) No later than ten (10) Business Days (or such later date as may be approved by the Collateral Agent in its sole discretion) following the Closing Date, the Collateral Agent shall have received (i) all original promissory notes (including, without limitation, the Apogee Notes) issued to any Note Party or other Subsidiary thereof by any Person that is not a Note Party, together with an appropriate undated allonge in blank for each such promissory note, (ii) original stock certificates pledged to the Collateral Agent, together with an appropriate undated stock power in blank for each such certificate, and (iii) the original signature pages to the Note and the other Note Documents.

(d) No later than thirty (30) days (or such later date as may be approved by the Collateral Agent in its sole discretion) following the First Restatement Effective Date, the Collateral Agent shall have received a report of KPMG, Alvarez & Associates, Inc. or other independent certified public accountants of recognized national standing selected by the Issuer and reasonably satisfactory to the Holder with respect to the consolidated financial statements of the Issuer and its Subsidiaries for the fiscal year ending December 31, 2020, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from an upcoming maturity date under the Note or other Indebtedness occurring within one year from the time such report is delivered), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Issuer and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements).

2.12 Required Dividend. To the extent the Subsidiaries of any Note Party which are not Note Parties have (a) prior to the consummation of the SPAC Transaction, unrestricted cash or cash equivalents in excess of $3,000,000 above the Applicable Required Regulatory Amount and (b) after the consummation of the SPAC Transaction, a five (5)-day average balance of unrestricted cash or cash equivalents in excess of the greater of $3,000,000 or three percent (3%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder above the Applicable Required Regulatory Amount (in each case, the “Applicable Threshold”), such Subsidiaries shall, and the Issuer or any other Note Party shall cause such Subsidiary (including, without limitation, all Excluded Subsidiaries and Immaterial Subsidiaries) to, dividend or make a distribution, or cause such Subsidiary to dividend or make a distribution to, a Note Party of any such cash or cash equivalents in excess of the Applicable Threshold within forty-five (45) days of the last day of the end of the month in which such excess was determined.

2.13 Use of Proceeds. The Issuer and the other Note Parties shall not use the proceeds of this Note for any purpose other than working capital and other general corporate purposes.

2.14 Liquidity Requirement. Until the earlier of (a) the Note and any Additional Notes are paid in full (other than contingent indemnification obligations for which no claim has been asserted) in cash or by conversion in accordance with the terms of this Note and the Additional Notes (unless otherwise agreed to by the Collateral Agent in its sole discretion) and (b) the consummation of a SPAC Transaction, on the last day of each calendar month, the Note Parties shall maintain liquidity consisting of unencumbered (other than as granted to the Collateral Agent) cash and cash equivalents in deposit accounts for which the Collateral Agent has a perfected first-priority security interest (subject to Section 2.11 of Annex II) in an amount not less than $10,000,000 (“Liquidity”) as certified by a responsible officer of the Issuer to the Collateral Agent, including evidence reasonably satisfactory to the Collateral Agent of the compliance thereof, within five (5) Business Days after the last day of such calendar month.

2.15 Further Assurances. At any time or from time to time upon the request of the Collateral Agent or the Holder, each Note Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Collateral Agent or the Holder may reasonably request in order to effect fully the purposes of the Note Documents. In furtherance and not in limitation of the foregoing, each Note Party shall take such actions as the Collateral Agent or the Holder may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Issuer and the other Note Parties and all of the outstanding Equity Interests of the Note Parties (other than the Issuer) and their Subsidiaries (other than Excluded Subsidiaries).

2.16 PPP Loans.

(a) The Note Parties shall (a) use all of the proceeds of any PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of any PPP Loan, which as of the Closing Date requires that the Note Parties use not less than 60% of any PPP Loan proceeds for CARES Payroll Costs and (b) use commercially reasonable efforts to conduct their business in a manner that maximizes the amount of any PPP Loan that is forgiven.

(b) Notwithstanding anything contained in this Agreement, the Note Parties shall not deposit any other cash, cash equivalents, or other assets of the Note Parties into the deposit account maintaining any PPP Loan proceeds.

(c) The Note Parties shall (a) maintain all records required to be submitted in connection with the forgiveness of any PPP Loan, (b) apply for forgiveness of each PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act within thirty (30) days after the last day of the eight, twenty-four, or such other week period under the CARES Act, as applicable, immediately following the PPP Loan Date or such extended period of time in which the PPP Lender begins accepting applicable for forgiveness and (c) provide the Holder with a copy of its application for forgiveness and all supporting documentation required by the SBA or the PPP Lender in connection with the forgiveness of any PPP Loan.

(d) With respect to any portion of any PPP Loan that is determined to be unforgiven, the Note Parties shall promptly repay all amounts owing under such PPP Loan, whether immediately or in accordance with the CARES Act.

Annex III

Negative Covenants

3.1 Indebtedness. The Note Parties and their Subsidiaries shall not create or permit to exist any Indebtedness, including any guaranties or other contingent obligations, except the following (“Permitted Indebtedness”):

(a) the Obligations under this Note and the other Note Documents;

(b) Indebtedness that may be deemed to exist pursuant to any guarantees, performance, surety, statutory, appeal or similar obligations (but not with respect to letters of credit) incurred in the ordinary course of business or in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(c) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit, securities, and commodities accounts arising in the ordinary course of business;

(d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, such Indebtedness is extinguished within five (5) Business Days after its incurrence;

(e) Indebtedness consisting of unpaid insurance premiums (not in excess of one year’s premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;

(f) (i) guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Issuer and its Subsidiaries and (ii) to the extent constituting Indebtedness, take-or-pay obligations contained in supply arrangements;

(g) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(h) Indebtedness arising as a direct result of judgments, orders, awards or decrees against Issuer or any of its Subsidiaries, in each case not constituting an Event of Default;

(i) Indebtedness representing any taxes to the extent such taxes are being contested by the Issuer or any of its Subsidiaries in good faith by appropriate proceedings and adequate reserves are being maintained by the applicable Person in accordance with GAAP; provided, such Indebtedness shall be unsecured other than to the extent a Lien is permitted by Section 3.2 of Annex III with respect thereto;

(j) Indebtedness of the Issuer and its Subsidiaries (i) under Swap Contracts incurred in the ordinary course of business and not for speculative purposes which are not secured by the Collateral or (ii) under cash management or other treasury obligations incurred in the ordinary course of business;

(k) Indebtedness consisting of promissory notes issued by Issuer or any of its Subsidiaries to former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or permitted by Section 3.9(h); provided, such Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to terms reasonably satisfactory to the Collateral Agent;

(l) so long as no Event of Default shall have occurred and be continuing or shall immediately be caused thereby, Indebtedness of (i) any Subsidiary of the Issuer owing to the Issuer or any other Note Party and (ii) the Issuer or any other Note Party owing to any Subsidiary (including any Excluded Subsidiary and Immaterial Subsidiary) which is not a Note Party, including any guarantees by the Issuer or any Note Party of Indebtedness of a Subsidiary which is not a Note Party, and in the case of this clause (ii), to the extent permitted as an Investment pursuant to Section 3.9(i) of this Annex III and in an aggregate amount not to exceed the sum of (i) (A) prior to the consummation of the SPAC Transaction, $1,000,000 and (B) after the consummation of the SPAC Transaction, the greater of $1,000,000 or one percent (1%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder and (ii) the Applicable Required Regulatory Amount, in the aggregate, with amounts permitted by Section 3.9(i) of this Annex III; provided, any such Indebtedness shall be unsecured;

(m) Indebtedness described on Schedule 3.1 (and, in each case, any Permitted Refinancing thereof);

(n) Indebtedness of the Issuer and its Subsidiaries with respect to Capital Leases and Purchase Money Indebtedness (and, in each case, any Permitted Refinancing thereof), in each case, incurred prior to or within 180 days after the acquisition, construction, lease or improvement of the applicable asset in an aggregate amount not to exceed at any time outstanding (i) prior to the consummation of the SPAC Transaction, $1,000,000 and (ii) after the consummation of the SPAC Transaction, the greater of $2,000,000 or two percent (2%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder;

(o) so long as no Event of Default shall have occurred and be continuing or shall immediately be caused thereby, unsecured Indebtedness of the Issuer and its Subsidiaries (and any Permitted Refinancing thereof); provided, that any such Indebtedness in excess of $2,500,000 in the aggregate with respect to all such Indebtedness outstanding and incurred pursuant to this clause (o) (whether individually in a series or related or non-related transactions) shall be subordinated in right of payment and exercise of remedies to the payment and remedial rights of the Collateral Agent and the Holder pursuant to a subordination agreement substantially in the form attached hereto as Exhibit D-2 or in any other form entered into between a subordinated lender, the Collateral Agent and the Holder (each such applicable agreement, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, each, a “Debt Subordination Agreement”);

(p) Indebtedness on a pari passu basis with the Obligations owing to Nano Banc as in effect on the Closing Date in an aggregate principal amount not to exceed $10,000,000 subject to the terms of a subordination or intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent in its sole discretion;

(q) Indebtedness consisting of a revolving credit facility or securitized financing program in connection with the provision of early automated clearing house advances to customers in the ordinary course of the operations of the Note Parties and their Subsidiaries business, in an aggregate amount outstanding at any time of up to the greater of fifteen million dollars ($15,000,000) or thirty-five percent (35%) of the Consolidated Total Assets of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder; provided, that no other assets are used to support the obligations thereunder and no other Person’s (including any Note Party) guarantee the obligations owing thereunder;

(r) letters of credit issued by a third-party provider solely to the extent such letters of credit are used and issued in the ordinary course of the Issuer and any other Note Party’s business in an aggregate amount not to exceed (i) prior to the consummation of the SPAC Transaction, $1,500,000 at any time outstanding and (ii) after the consummation of the SPAC Transaction, the greater of $1,500,000 or one and one-half percent (1.5%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder at any time outstanding;

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(s) Indebtedness incurred by the Issuer or any other Note Party in connection with credit card expenditures in the ordinary course of business; provided, that prior to the consummation of the SPAC Transaction, any such Indebtedness shall be in an aggregate amount not to exceed $1,500,000 at any time outstanding;

(t) the PPP Loan, so long as such PPP Loan is maintained in accordance with the requirements of this Note, including, without limitation, Section 2.15 of Annex II;

(u) Indebtedness of the Issuer in connection with the Oaktree Transactions in the form of such transactions as previously disclosed to Holder; provided, that any such Indebtedness or other rights and obligations thereunder as agreed to by the Collateral Agent and the holders of such obligations under the Oaktree Transactions shall be subordinated in right of payment and exercise of remedies to the payment and remedial rights of the Collateral Agent and the Holder pursuant to a subordination agreement substantially in the form attached hereto as Exhibit D-1 or in any other form entered into between the holders of such obligations (or their agent or representative on their behalf), the Collateral Agent and the Holder (each such applicable agreement, together with each Debt Subordination Agreement, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, each, a “Subordination Agreement”);

(v) after the consummation of the SPAC Transaction, so long as no Event of Default shall have occurred and be continuing or shall immediately be caused thereby, Indebtedness of the Issuer and its Subsidiaries in an aggregate principal amount not to exceed the greater of $2,000,000 or two percent (2%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder at any time outstanding;

(w) after the consummation of the SPAC Transaction, any Indebtedness of the Issuer or any wholly-owned Subsidiary thereof that is assumed in connection with a Permitted Acquisition and any refinancings, refundings, renewals or extensions thereof; provided, that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (iii) the aggregate amount of all such Indebtedness under this Section 3.1(w) at any one time outstanding does not exceed the greater of $2,000,000 and two percent (2%) of Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder; and

(x) after the consummation of the SPAC Transaction, Indebtedness incurred by the Note Parties in connection with a Permitted Acquisition or a Disposition permitted under Section 3.10, consisting of (i) indemnities or obligations in respect of purchase price adjustments or (ii) in the case of a Permitted Acquisition only, Contingent Acquisition Consideration; provided, that the aggregate amount of all such Indebtedness under this Section 3.1(x) at any one time outstanding does not exceed the greater of $2,000,000 and two percent (2%) of Consolidated Tangible Net Worth.

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3.2 Liens. None of the Issuer, any other Note Party or any of their respective Subsidiaries shall create or permit any Liens on any of their property and/or assets except (each of the following, a “Permitted Lien”):

(a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to any Note Document;

(b) each of the following Liens, excluding any such Lien imposed by any section of ERISA:

(i) Liens for taxes if the applicable Person is in compliance with Section 2.9 of Annex II with respect thereto and statutory Liens for taxes not yet due and payable;

(ii) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens (A) do not in the aggregate materially detract from the value of the property of the Issuer and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of such companies, taken as a whole or (B) that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(iii) (A) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (B) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any of its Subsidiaries;

(iv) pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business, so long as (A) any Liens that secure surety bonds attach only to the contracts in respect of which such surety bonds are posted and, as to any other properties, such Liens are junior to the Liens in favor of the Collateral Agent on the same properties that constitute Collateral under the Collateral Documents, and (B) no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(v) covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects or survey matters, in each case affecting real estate assets and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and any exceptions on the title policies issued in connection with the mortgaged properties;

(vi) Liens (A) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (B) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

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(vii) Liens (A) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (B) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (C) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;

(viii) (A) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses (including with respect to any intellectual property) entered into by the Issuer or any of its Subsidiaries in the ordinary course of business or not otherwise materially interfering with Issuer’s or any of its Subsidiaries’ business taken as a whole and (B) licenses, sublicenses, leases or subleases (including with respect to any intellectual property) with respect to any assets granted to third Persons in the ordinary course of business or not otherwise materially interfering with the Issuer’s or any of its Subsidiaries’ business taken as a whole;

(ix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business permitted by this Note;

(x) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xi) Liens that are contractual rights of set-off or rights of pledge (A) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Issuer or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any of its Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Subsidiaries in the ordinary course of business;

(xii) Liens solely on any cash earnest money deposits made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with any Investment permitted hereunder;

(xiii) ground leases in respect of real estate assets on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(xiv) (A) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (B) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(xv) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings;

(xvi) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

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(xvii) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or its Subsidiaries to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(xviii) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(xix) Liens deemed to exist in connection with investments in repurchase agreements meeting the requirements of cash equivalents;

(xx) Liens on amounts deposited as “security deposits” (or their equivalent) in the ordinary course of business in connection with actions or transactions not prohibited by this Note; and

(xxi) Liens on cash or cash equivalents securing obligations under Swap Contracts permitted hereunder;

(c) Liens existing on the Closing Date and listed in Schedule 3.2 and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided, (i) the Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 3.1 and proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 3.1;

(d) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 11(i)(g), (ii) arising out of judgments or awards against the Issuer or any of its Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices arising out of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(e) Liens securing Indebtedness permitted pursuant to Section 3.1(n) of Annex II; provided, (i) such Liens are created within 180 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, and (ii) such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases or Purchase Money Indebtedness and the proceeds and products thereof and customary security deposits; provided, individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(f) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by the Issuer or any Subsidiary); provided, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(g) Liens securing the obligations permitted under Section 3.1(p) of Annex III;

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(h) Liens consisting of cash collateral securing letter of credit obligations and credit card obligations to the extent permitted by Section 3.1(r) or (s) of Annex III; provided, that no other assets are used to support the obligations thereunder and no other Person’s (including any Note Party) guarantee the obligations owing thereunder;

(i) Liens on accounts and related receivables, together with Liens on general intangibles, documents and other assets solely to the extent related to such accounts and receivables, and proceeds thereof, in connection with automated clearing house transactions securing obligations permitted under Section 3.1(q) of Annex III;

(j) Liens securing obligations other than Indebtedness for borrowed money in an amount not to exceed (i) prior to the consummation of the SPAC Transaction, $500,000 at any time outstanding and (ii) after the consummation of the SPAC Transaction, the greater of $1,000,000 or one percent (1%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder at any time outstanding;

(k) after the consummation of the SPAC Transaction, Liens on the proceeds of any Indebtedness permitted under Section 3.1(w) of Annex III held by Issuer in escrow as cash or cash equivalents to be released (A) to redeem or repurchase such Indebtedness in accordance with the terms and conditions of such Indebtedness or (B) in connection with the consummation of a Permitted Acquisition; and

(l) after the consummation of the SPAC Transaction, Liens on cash earnest money or escrowed deposits in favor of the seller of any property to be acquired in a Permitted Acquisition, to be applied against the purchase price for and indemnities with respect to such Investment, solely to the extent such Investment would have been permitted on the date of the creation of such Lien.

3.3 No Change in Name, Offices or Jurisdiction of Organization; Removal of Collateral. No Note Party or any Subsidiary thereof shall (a) change its name, its form or the jurisdiction in which it is organized or (b) change the location of its chief executive office or other office where books or records are kept, in each case, unless (i) it shall have given at least ten (10) Business Days’ (or such shorter period agreed by the Collateral Agent) advance written notice thereof to the Collateral Agent, (ii) within five (5) Business Days (or such longer period agreed by the Collateral Agent) of such change, it shall have delivered to the Collateral Agent (A) UCC financing statements and Intellectual Property Security Agreements (or amendments thereto), in each case, suitable in form and substance for filing in all places required by applicable law for the Collateral Agent to continue at all times following such filings to have a valid, legal and perfected first priority security interest in items of Collateral in which a security interest may be perfected by the filing of such documents and (B) all original stock (or similar) certificates, if any, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof as may be reasonably necessary in order for the Collateral Agent to continue at all times following such delivery to have a valid, legal and perfected first priority security interest in all Equity Interests pledged to the Collateral Agent pursuant to the terms of the Security Agreement, and (iii) within thirty (30) days (or such longer period agreed by the Collateral Agent) of such change, it shall have taken all such other actions that are required or reasonably requested by the Collateral Agent in order for the Collateral Agent to continue at all times following such action to have a valid, legal and perfected first priority security interest in all the Collateral.

3.4 Affiliate Transactions. Enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer, on terms that are less favorable to the Issuer or any of its Subsidiaries, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate; provided, the foregoing restriction shall

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not apply to: (a) any transaction between or among (i) the Issuer and one or more Guarantor, (ii) one or more Guarantors and (iii) a Note Party and a Subsidiary which is not a Note Party (including, without limitation, Excluded Subsidiaries and Immaterial Subsidiaries), in each case, not otherwise restricted hereunder; (c) reasonable and customary indemnities provided to, and fees paid to, members of the Board of Directors of the Issuer and its Subsidiaries, and reasonable and customary compensation paid to such directors that are independent and not affiliated with the Note Parties; (d) reasonable and customary employment, compensation and severance arrangements for officers and other employees of the Issuer and its Subsidiaries entered into in the ordinary course of business; (e) Restricted Payments to the extent permitted under Section 3.6 of this Annex III and Investments to the extent permitted under Section 3.9 of this Annex III; (f) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth in Schedule 3.4 or any amendment thereto to the extent such an amendment is not adverse to the Holder in any material respect; (g) transactions for consideration less than (i) prior to the consummation of the SPAC Transaction, $100,000 in the aggregate and (ii) after the consummation of the SPAC Transaction, $500,000 in the aggregate; (h) affiliate transactions with Aspiration Foundation solely to the extent such transactions relate to Aspiration Foundation’s regulatory requirements as a 503(b) charitable entity and no assets, including, without limitation, any cash or cash equivalents, shall be permitted to be included in such transaction unless solely used for such purposes; and (i) to the extent an affiliate transaction, the execution, delivery and performance (as applicable) of all documents and agreements in connection with a SPAC Transaction, and all fees and expenses paid or payable in connection therewith.

3.5 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the transactions contemplated by the Note Documents), except: (a) any Subsidiary of the Issuer may be merged with or into the Issuer or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, in each case with respect to such liquidation, winding-up, dissolution, conveyance, sale, lease, transfer or otherwise, that the assets of such Person be received, transferred, sold, contributed or otherwise, to the Issuer or any Guarantor; provided, in the case of such a merger, the Issuer or such Guarantor, as applicable, shall be the continuing or surviving Person, and if involving the Issuer, the Issuer shall be the surviving Person; (b) any Subsidiary of the Issuer that is not a Guarantor may be merged with or into another Subsidiary of the Issuer, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, in each case with respect to such liquidation, winding-up, dissolution, conveyance, sale, lease, transfer or otherwise, that the assets of such Person be received, transferred, sold, contributed or otherwise, to another Subsidiary of the Issuer; provided, in the case of a merger between a Subsidiary of the Issuer that is not a Guarantor and a Guarantor or the Issuer, the Issuer or such Guarantor shall be the continuing or surviving Person, and if involving the Issuer, the Issuer shall be the surviving Person; (c) any merger, dissolution, liquidation, consolidation or similar action in connection with a SPAC Transaction, provided, that in connection therewith, the Issuer and the Note Parties shall be in compliance with Section 15 and Section 2.10 of Annex II of this Note and (d) after the consummation of the SPAC Transaction, in connection with a Permitted Acquisition, any Subsidiary of the Issuer may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that in the case of any such merger to which any Note Party is a party, (i) a Note Party is the surviving Person and (ii) if the Issuer is party to such Permitted Acquisition, the Issuer is the surviving Person.

3.6 Restricted Payments. Pay or make or agree to pay or make or set apart, any sum for any Restricted Payment except that, without duplication:

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(a) each Subsidiary may make Restricted Payments to the Issuer and other Subsidiaries of the Issuer that are Note Parties;

(b) the Issuer and each Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c) the Issuer may make Restricted Payments to the holder of its Equity Interests, the proceeds of which shall be used solely:

(i) in respect of working capital adjustments or purchase price adjustments pursuant to any permitted Investments;

(ii) to pay franchise taxes and other fees, taxes (other than income taxes) and expenses required to maintain its corporate existence; and

(iii) to pay customary salary, bonus, severance and other benefits payable to officers, directors and employees of the Issuer to the extent such salaries, bonuses, severance payments and other benefits are attributable to the ownership or operation of the Issuer and its Subsidiaries; and

(d) so long as no Event of Default shall have occurred and be continuing or shall immediately be caused thereby, the Issuer may make Restricted Payments, the proceeds of which shall be used solely to purchase or redeem from former employees, members of the board of directors, managers, consultants and their respective estates, spouses or former spouses of the Issuer or its Subsidiaries, on account of the death, termination, resignation or other voluntary or involuntary cessation of such person’s employment or directorship, shares of the Issuer’s Equity Interests or options or warrants to acquire such Equity Interests in an aggregate outstanding amount for all such payments not to exceed, from the Closing Date to the date of determination, (i) prior to the consummation of the SPAC Transaction, $500,000 and (ii) after the consummation of the SPAC Transaction, the greater of $1,000,000 or one percent (1%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder in any fiscal year.

3.7 Conduct of Business. Engage in any business other than (a) the businesses engaged in thereby on the Closing Date and similar, corollary, ancillary, complementary, incidental or related businesses and reasonable extensions thereto and (b) such other lines of business as may be consented to by the Required Holders.

3.8 Amendments or Waivers of Certain Documents. Except with respect to any amendment, modification or waiver required to be made pursuant to the terms of this Note, no Note Party will and no Note Party will permit any of its Subsidiaries to, amend, modify or waive any of their respective rights (i) in a manner adverse to the Collateral Agent or the Holder, under their organizational documents, (ii) in a manner materially adverse to the Collateral Agent or the Holder, any Material Contracts.

3.9 Loans and Other Investments. Make or own any Investment in any Person except Investments in or constituting:

(a) cash and cash equivalents;

(b) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 3.10 of this Annex III;

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(c) accounts receivable arising and trade credit granted in the ordinary course of business;

(d) (i) Equity Interests received in satisfaction or partial satisfaction thereof from financially troubled account debtors or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors, (ii) deposits, prepayments and other credits to suppliers and customers made in the ordinary course of business consistent with the past practices of the Issuer and its Subsidiaries and (iii) Equity Interests of trade creditors or customers that are received in settlement of bona fide disputes;

(e) Investments made in the ordinary course of business consisting of negotiable instruments held for collection in the ordinary course of business and lease, utility and other similar deposits in the ordinary course of business;

(f) Capital Expenditures to the extent permitted by Section 3.11 of this Annex III, including Capital Expenditures excluded from the definition thereof;

(g) Investments in Swap Contracts not for speculative purposes;

(h) advances, loans or extensions of credit by the Issuer or any of its Subsidiaries in compliance with applicable laws to officers, non-affiliated members of the board of directors, and employees of the Issuer or any of its Subsidiaries (i) used to purchase the Equity Interests of the Issuer; provided, any such advance, loan or extension of credit shall be non-cash and matched in cash by the applicable officer, non-affiliated director, or employee, as the case may be, on a dollar-for-dollar basis in respect of the purchase price for such Equity Interests, and (ii) in the ordinary course of business for travel, entertainment or relocation, out of pocket or other business-related expenses;

(i) unsecured intercompany advances by (a) the Issuer or any Subsidiary to Issuer or any other Note Party and (b) a Note Party to a Subsidiary of a Note Party which is not a Note Party (including Excluded Subsidiaries and Immaterial Subsidiaries), in each case, for purposes and in amounts that would otherwise be permitted to be made as or Permitted Indebtedness or a Restricted Payment to the Issuer, such Note Party or such non-Note Party Subsidiary, as the case may be, pursuant to Sections 3.1 or 3.6 of this Annex III; provided, the principal amount of any such loans shall reduce dollar-for-dollar the amounts that would otherwise be permitted to be paid for such purpose in the form of Restricted Payments pursuant to such Section 3.6 of this Annex III;

(j) Investments (i) made pursuant to the establishment and initial capitalization of a Subsidiary in a de minimis amount or (ii) consisting of earnest money deposits required in connection with an acquisition of property or other Investment not prohibited hereunder;

(k) Investments described on Schedule 3.9;

(l) Equity Interests of the Subsidiaries of the Issuer owned by the Issuer on the Closing Date;

(m) Equity Interests of any Subsidiary of the Issuer owned by another Subsidiary of the Issuer or the Issuer on the Closing Date;

(n) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions and advances to, customers and suppliers in the ordinary course of business (including early automated clearing house advances provided to customers);

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(o) so long as no Event of Default shall have occurred and be continuing or shall immediately be caused thereby, Investments (including Indebtedness referred to in Section 3.1(l) of this Annex III) (i) by any Note Party in any other Note Party, (ii) by any Subsidiary that is not a Note Party in the Issuer or in any Guarantor, (iii) by any Subsidiary that is not a Note Party in any other any Subsidiary that is not a Note Party, and (iv) by the Issuer and any other Note Party in Subsidiaries that are not Note Parties, the aggregate amount of which for purposes of this clause (iv), shall not exceed the sum of (i) (A) prior to the consummation of the SPAC Transaction, $1,000,000 and (B) after the consummation of the SPAC Transaction, the greater of $3,000,000 or three percent (3%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder and (ii) the Applicable Required Regulatory Amount, which amount shall reduce the amounts otherwise permitted by Section 3.1(l) of this Annex III;

(p) Investments in connection with the Carbon Insights Acquisition and/or the Oaktree Transactions, in each case, in the form of such transactions as previously disclosed to Holder;

(q) after the consummation of the SPAC Transaction, Permitted Acquisitions; and

(r) other Investments in an aggregate amount not to exceed (i) prior to the consummation of the SPAC Transaction, $500,000 and (b) after the consummation of the SPAC Transaction, the greater of $2,000,000 or two percent (2%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder.

Notwithstanding the foregoing, in no event shall the Issuer or any of its Subsidiaries make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 3.6 of this Annex III.

3.10 Dispositions and other Asset Sales. No Note Party or any of its Subsidiaries shall sell, lease or sub-lease (as lessor or sublessor), sell and leaseback, assign, convey, license (as licensor or sublicensor), transfer or otherwise dispose to, or exchange any property with (any of the foregoing, a “Disposition”), any Person, in one transaction or a series of transactions, of all or any part of the Issuer’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of the Issuer or any of its Subsidiaries, except: (a) Dispositions by the Issuer or any of its Subsidiaries to any other Note Party; (b) Dispositions of cash and cash equivalents in the ordinary course of business; (c) Dispositions of inventory or other assets, including the non-exclusive license (as licensor or sublicensor) of intellectual property, in each case, in the ordinary course of business; (d) the sale or discount, in each case without recourse and in the ordinary course of business, by the Issuer or its Subsidiaries of accounts receivable or notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and dispositions of any securities received in any such bankruptcy or reorganization; (e) Dispositions of used, worn out, obsolete or surplus property by the Issuer or its Subsidiaries, including the abandonment or other Disposition of intellectual property, in each case, which, in the reasonable judgment of the Issuer, is no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole; (f) Dispositions of assets that would constitute a Restricted Payment permitted under Section 3.6 or an Investment permitted under Section 3.9 of this Annex III; (g) the Issuer and its Subsidiaries may lease or sublease (as lessee or sublessee) or license or sublicense (as licensee or sublicense) real or personal property so long as any such lease, license, sublease or sublicense does not create a Capital Lease; (h) Dispositions of assets (including Equity Interests), so long as the net cash proceeds thereof, when aggregated with the net cash proceeds of all other Dispositions made within the same fiscal year in accordance with this clause (h) are not in excess of (i) prior to the consummation of the SPAC Transaction, $500,000 and (ii) after the consummation of the SPAC

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Transaction, the greater of $2,000,000 or two percent (2%) of the Consolidated Tangible Net Worth of the Issuer and its Subsidiaries disclosed on the most recent financial statements delivered hereunder in any fiscal year; provided, (i) at the time of such Disposition, no Event of Default shall have occurred and be continuing or would result therefrom and (ii) not less than seventy-five percent (75%) of the applicable net cash proceeds shall be paid in cash in an amount at least equal to the fair market value of the asset(s) subject to such Disposition (as determined in good faith by the Issuer); (i) Dispositions of Equity Interests of the Issuer (including, without limitation, in connection with the Ballmer Disposition and the Oaktree Transactions) so long as, after giving effect to such Disposition, no Change of Control shall have occurred; (j) after the consummation of the SPAC Transaction, Disposition of Equity Interests of a Subsidiary which is not a Note Party; provided, that all amounts in excess of $3,000,000 of the net cash proceeds of such Disposition under this clause (j) shall be, within five (5) days of the consummation of such Disposition, be distributed to a Note Party; and (k) Dispositions made in connection with the Carbon Insights Acquisition, the Ballmer Disposition and/ or the Oaktree Transactions, in each case, in the form of such transactions as previously disclosed to Holder. Notwithstanding the foregoing, it is understood and agreed that neither (x) the consummation of an initial public offering, directly or indirectly, of the Issuer, (y) the consummation of a SPAC Transaction or (z) the occurrence of a Qualified Equity Financing shall constitute a Disposition provided, that in connection with any of the foregoing, the Issuer and the Note Parties shall be in compliance with Section 15 and Section 2.10 of Annex II of this Note.

3.11 Negative Pledge. Create or otherwise cause or suffer to exist or become effective any contractual obligation that encumbers or restricts the ability of the Issuer or any of its Subsidiaries to: (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Issuer or any other Subsidiary of the Issuer; (b) repay or prepay any Indebtedness owed by such Subsidiary to the Issuer or any other Subsidiary of the Issuer; (c) make loans or advances to the Issuer or any other Subsidiary of the Issuer; or (d) transfer any of its property or assets to the Issuer or any other Subsidiary of the Issuer; provided, notwithstanding anything herein to the contrary, this Section 3.11 shall not apply to contractual obligations that: (i) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Subsidiary; (ii) represent Indebtedness of a Subsidiary that is not a Note Party which is permitted by Section 3.1 of Annex III and which a Note Party is not otherwise obligated in any manner with respect thereto; (iii) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) arise in connection with any disposition permitted by Section 3.10 of Annex III and relate solely to the assets or Person subject to such disposition; (iv) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 3.1 of Annex III but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds, accessions and products thereof; (v) are customary restrictions on leases, subleases, licenses or contemplated by asset sale, merger, purchase or other similar agreements not prohibited hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto; (vi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (vii) are restrictions regarding licensing or sublicensing by the Issuer and its Subsidiaries of intellectual property in the ordinary course of business; (viii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder; and (ix) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person. The Issuer shall not pledge (and not permit any of its Subsidiaries to pledge, to the extent applicable) any of the Equity Interests of Aspiration Financial, LLC or Aspiration Fund Advisor, LLC to any other Person.

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3.12 Capital Expenditures. The Issuer shall not make and shall not permit any of its Subsidiaries to make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures would exceed (a) prior to the consummation of the SPAC Transaction, $5,000,000 with respect to the fiscal year 2021 and $1,000,000 during any fiscal year thereafter, and (b) after the consummation of the SPAC Transaction, $5,000,000 during any fiscal year; provided, that, to the extent that actual Capital Expenditures incurred in any such fiscal year shall be less than the maximum amount set forth above for such fiscal year (without giving effect to the carryover permitted by this proviso), 50% of the difference between such stated maximum amount and such actual Capital Expenditures shall, in addition to any amount permitted above, be available for Capital Expenditures only in the next succeeding fiscal year; and provided, further, that any Capital Expenditures incurred in any fiscal year shall be deemed to have been incurred first, in respect of amounts permitted pursuant to this Section 3.12 of this Annex III without giving effect to the preceding proviso.

3.13 Payment of Subordinated Indebtedness. The Issuer and the other Note Parties shall not make, and shall not permit any of its Subsidiaries to make, any payment on Subordinated Indebtedness (whether in cash or other assets or property) prior to the prior payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) other than as permitted by the applicable Subordination Agreement with respect to such Subordinated Indebtedness.

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Annex IV

Definitions

A. Definitions. In addition to the terms defined in this Note, as used herein, the following terms shall have the following meanings:

“Additional Consideration” shall have the meaning assigned to that term in Section 1(c) of this Note.

“Additional Note” shall have the meaning assigned to that term in the third paragraph of this Note.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, neither the Collateral Agent nor Holder shall be deemed an “Affiliate” of any Note Party or of any Subsidiary of any Note Party solely by reason of the provisions of the Note Documents.

“Allocable Amount” shall have the meaning assigned to that term in Section 27.6(b) of this Note.

“Applicable Required Regulatory Amounts” means amounts, as reasonably determined by such Person acting in good faith, required to be held or maintained by such Person to satisfy or avoid a negative impact on any minimum capital or other applicable regulatory requirement applicable to such Person, in any case, as set forth in any rule or regulation of any Governmental Authority or other applicable regulatory authority, as in effect on the Closing Date, or after the Closing Date, in an amount agreed to by the Collateral Agent in its sole discretion, in its good faith determination to reflect the reasonable operational requirements of the Issuer and its Subsidiaries.

“Applicable Threshold” shall have the meaning assigned to that term in Section 2.12 of Annex II of this Note.

“Apogee Notes” shall have the meaning assigned to that term in Section 26(i)(s) of this Note.

“Approved Fund” means any Fund that is administered or managed by (i) the Holder or a holder of an Additional Note, (ii) an Affiliate of the Holder or a holder of an Additional Note or (iii) an entity or an Affiliate of an entity that administers or manages the Holder or a holder of an Additional Note.

“Assignment and Assumption” means an assignment and assumption entered into by the then Holder and a Person permitted by Section 15 in substantially the form of Exhibit A.

“Ballmer Disposition” means the transactions contemplated by that certain Series C-4 Preferred Stock Purchase Agreement, dated as of September 14, 2021, by and between the Issuer and Polpat LLC.

“Business Day” means any day other than a Saturday, Sunday, public holiday, or other day on which banks in the State of New York and the State of California are authorized to close.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability and including any expenditures of Capital Leases) of the Issuer and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or are required to be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Issuer and its Subsidiaries; provided, (a) the purchase price of assets that are purchased substantially simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be and (b) Capital Expenditures shall not include any such expenditure (i) to the extent made with net cash proceeds reinvested in productive assets of the business of the Note Parties, (ii) for any asset acquired in exchange for an existing asset (but only to the extent of the value of such existing asset) or in a permitted acquisition or investment permitted under this Note or otherwise consented to by the Required Holders, or (iii) financed with cash proceeds from Equity Interests in the Issuer or Permitted Indebtedness.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, any lease that would have been considered an operating lease under GAAP as in effect as of December 31, 2018 shall be treated as an operating lease for all purposes under this Agreement and the other Credit Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness.

“Carbon Insights Acquisition” means the transactions contemplated by that certain Release, Waiver and Intellectual Property Assignment and License Agreement, dated as of November 17, 2021, by and between the Issuer and Carbon Insights.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security (CARES) Act of 2020, as amended from time to time, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule, or regulation of the CARES Act shall be deemed to include any corresponding provisions of future law.

“CARES Forgivable Uses” means uses of proceeds of the PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“Change of Control” means any of the following: (a) at any time prior to the consummation of a SPAC Transaction, the holders of the Equity Interests of the Issuer as of the Closing Date shall collectively cease to beneficially own and control, directly or indirectly, on a fully diluted basis (i) more than 50% on a fully diluted basis of the economic and voting interests in the Equity Interests of the Issuer; or (ii) a sufficient number of the issued and outstanding voting interests in the Equity Interests of the Issuer to have and exercise voting power for the election of directors holding a majority of the voting power of the Board of Directors of the Issuer; (b) at any time after the consummation of a SPAC Transaction, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision) other than the holders of Equity Interests of the Issuer as of immediately prior to the consummation of the SPAC Transaction (i) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of the Issuer or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the Issuer; or (c) the Issuer shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest, directly or indirectly, in the Equity Interests of all of its Subsidiaries (including, without limitation, all other Note Parties) except pursuant to a transaction permitted under this Note; or (d) a “change of control” or similar event shall occur under (i) the Indebtedness incurred under Section 3.1(p) of Annex III or (ii) any subordinated or unsecured Indebtedness permitted by Section 3.1 of Annex III of this Note having a principal amount in excess of $2,500,000.

“Closing” shall have the meaning assigned to that term in Section 1 of this Note.

“Closing Date” shall have the meaning assigned to that term in Section 26(i) of this Note, which was March 12, 2021.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to that term in Section 13(a) of this Note.

“Collateral Documents” means the Security Agreement, all landlord and/or bailee waivers, if any, the Intellectual Property Security Agreement, all deposit account control agreements, and all other instruments, documents and agreements delivered by or on behalf or at the request of the Issuer or any other Note Party pursuant to this Note or any of the other Note Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Note Party as security for the Obligations.

“Confidential Information” means information relating, directly or indirectly, to the Issuer, its Subsidiaries or their respective business, products, markets, condition (financial or other), operations, assets, liabilities, results of operations, cash flows or prospects of the Issuer and its Subsidiaries (whether prepared by the Issuer, its Subsidiaries, advisors or otherwise) including but not limited to (a) know-how, trade secrets, works of authorship, and other proprietary information, as well as any information regarding ideas, inventions, technology, and processes, (b) specifications, protocols, models, designs, equipment, engineering, algorithms, software programs, software source documents, and formulae, (c) information concerning or resulting from any research and development or other project, experimental work, product development plans, regulatory compliance information, and research, development and regulatory strategies, and (d) business and financial information, including without limitation purchasing, procurement, manufacturing, customer lists, information relating to investors, employees, business and contractual relationships, business forecasts, sales and merchandising, business and marketing plans, product plans, and business strategies (including without limitation information Issuer provides regarding third parties, such as, but not limited to, suppliers, customers, employees, investors, or vendor), which is delivered, disclosed or furnished by or on behalf of the Issuer to Holder or to its Representatives on or after the date hereof, regardless of the manner in which it is delivered, disclosed or furnished, or which Holder or its Representatives otherwise learn or obtain, through observation or through analysis of such Confidential Information, and shall also be deemed to include the relevant portions of all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by Holder or its Representatives that contain, reflect or are based upon, in whole or in part, the Confidential Information delivered, disclosed or furnished to Holder or its Representatives pursuant hereto.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Issuer and its Subsidiaries on a consolidated basis, (i) Consolidated Total Assets, minus (ii) all liabilities of Issuer and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Issuer most recently delivered pursuant to Section 2.6 or 2.7 of Annex II, as applicable, minus (iii) the total book value of all intangible assets of the Issuer and its Subsidiaries on such date.

“Consolidated Total Assets” means, as of any date, the total property and assets of Issuer and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Issuer most recently delivered pursuant to Section 2.6 or 2.7 of Annex II, as applicable or, prior to the date on which financial statements have been delivered pursuant to Section 2.6 or 2.7 of Annex II, as applicable, the last day of the most recently ended fiscal quarter for which financial statements were delivered to Holder in connection with the Closing.

“Contingent Acquisition Consideration” means any earnout obligation, seller debt or similar deferred or contingent obligation of Issuer, any other Note Party or any of their Subsidiaries (excluding any working capital or other purchase price adjustment or expense reimbursement or indemnification obligation) incurred or created in connection with a Permitted Acquisition or other permitted Investment (excluding, for purposes of clarity, any obligations in connection with employment or severance arrangements).

“Control” means (i) the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Percentage” shall have the meaning assigned to that term in Section 8(a) of this Note.

“Conversion Shares” means the shares of Issuer Common Stock issued to the Holder pursuant to Section 8 of this Note.

“Cure Amount” shall have the meaning assigned to that term in Section 11(ii) of this Note.

“Cure Right” shall have the meaning assigned to that term in Section 11(ii) of this Note.

“Debt Subordination Agreement” shall have the meaning assigned to that term in Section 3.1(o) of Annex III of this Note.

“Default” means any event or circumstance which, with the giving of notice or passage of time or both, would become an Event of Default.

“Default Rate” shall have the meaning assigned to that term in Section 2 of this Note.

“Disposition” shall have the meaning assigned to that term in Section 3.10 of Annex III of this Note.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred eighty one (181) days after the latest applicable Maturity Date as in effect on the date of the issuance of such Equity Interest, except, in the case of clauses (i) and (ii), if as a result of an initial public offering, a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such initial public offering, a change of control or asset sale event are subject to the prior payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted).

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, including any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding any debt securities convertible into such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any successor thereto.

“Estimated Per Share Merger Consideration” means $23.65.

“Event of Default” shall have the meaning assigned to that term in Section 11(i) of this Note.

“Excluded Subsidiary” means (a) Aspiration Financial, LLC, a Delaware limited liability company, (b) Aspiration Fund Adviser, LLC, a Delaware limited liability company, (c) any other Subsidiary of the Issuer which is prohibited or restricted by applicable law or a Governmental Authority or a contractual obligations (not entered into in contemplation thereof) from either (i) Guaranteeing the Obligations of the Issuer or the other Note Parties or (ii) granting a security interests in its assets to support its Guarantee obligations or the obligations of any other Person, (d) any Subsidiary that is not organized under the laws of a State of the United States, and (e) any Subsidiary that is with respect to which it is reasonably agreed by the Issuer and the Collateral Agent that the burden or cost of providing a Guarantee shall outweigh the benefits to be obtained by the Holders therefrom.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such recipient with respect to its interest in the Note pursuant to a law in effect on the date on which (i) such recipient acquires such interest in the Note or (ii) such recipient changes its lending office, except in each case to the extent that, pursuant to Section 30, amounts with respect to such Taxes were payable either to such recipient’s assignor immediately before such recipient became a party hereto or to such recipient immediately before it changed its lending office, (c) Taxes attributable to the Holder’s failure to comply with Section 31 of this Agreement, (d) any withholding Taxes imposed under FATCA and (e) any U.S. backup withholding taxes.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Final Per Share Merger Consideration” means the dollar value of the equity consideration payable in exchange for an Equity Interest of the Issuer at the closing of the SPAC Transaction, as set forth in the definitive business combination agreement entered into in connection with the SPAC Transaction (it being agreed and acknowledged that to the extent the dollar value of the equity consideration received by holder thereof (other than the Holder) is issued at a different conversion or purchase price, the Holder shall be afforded the lowest price paid by any investor in the SPAC Transaction).

“First Restatement Effective Date” shall have the meaning assigned to that term in Section 26(ii) of this Note, which was July 23, 2021.

“Forfeit and Amendment Right” shall have the meaning assigned to such term in Section 8(d).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another person, but excluding endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” shall have the meaning assigned to that term in Section 27.1 of this Note.

“Guarantor” means a Subsidiary of the Issuer or any other Person which executes a Guarantor Joinder providing a Guarantee of the Obligations of the Issuer and the other Note Parties pursuant to Section 27 of this Note; provided, that in no event shall (a) an Excluded Subsidiary or (b) an Immaterial Subsidiary, in each case, be a Guarantor hereunder or under any other Note Document.

“Guarantor Joinder” means each Guarantor Joinder substantially in the form attached hereto as Exhibit B in which a Subsidiary, directly or indirectly, of the Issuer or any other Note Party executes agreeing to be a Guarantor of the Obligations of the Issuer and the other Note Parties hereunder and under the other Note Documents.

“Guarantor Payment” shall have the meaning assigned to that term in Section 27.6(a) of this Note.

“Guaranty” shall have the meaning assigned to that term in Section 27.1 of this Note.

“Holder” shall have the meaning assigned to that term in the first paragraph of this Note.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that the Issuer designates in writing to the Collateral Agent and the Holder as an “Immaterial Subsidiary”; provided, that, as of the date of the last financial statements delivered pursuant to Sections 2.6 or 2.7 of Annex II, neither (a) the Consolidated Total Assets attributable to such Subsidiary is in excess of 2.5% of Consolidated Total Assets of the Issuer and its Subsidiaries on a consolidated basis as of such date (or in excess of 5.0% of Consolidated Total Assets of the Issuer and its Subsidiaries on a consolidated basis as of such date in the aggregate for all such Subsidiaries) nor (b) the total revenues attributable to such Subsidiary is in excess of 2.5% of total revenues of the Issuer and its Subsidiaries on a consolidated basis as of such date (or in excess of 5.0% of total revenues of the Issuer and its Subsidiaries on a consolidated basis as of such date in the aggregate for all such Subsidiaries); provided, further, that, in each case, the Issuer may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition. As of the Closing, there are no Immaterial Subsidiaries.

“Indebtedness”, as applied to any Person, means, without duplication, (i) indebtedness for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit, regardless of whether representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out Indebtedness that is (a) due (or remains unpaid) more than thirty (30) days from the date such earn-out Indebtedness is stated as a liability on the balance sheet of the acquiring Person in accordance with GAAP or (b) evidenced by a note or similar written instrument, but excluding (x) any such obligations incurred under ERISA, and (y) accounts payable incurred in the ordinary course of business that are not overdue by more than one hundred twenty (120) days, unless such payables are being actively contested pursuant to appropriate proceedings; (v) indebtedness secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit, bankers’ acceptances, bank guarantees, surety bonds, performance bonds, and similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of the type set forth in clauses (i) through (vi) above for another Person; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, including, without limitation, any take or pay contracts or other agreements; (x) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under sub-clauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) net obligations of such Person under any Swap Contract; provided, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the termination value of such Swap Contract thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Note Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” shall have the meaning assigned to that term in Section 25 of this Note.

“Intellectual Property Security Agreement” has the meaning assigned to that term in the Security Agreement.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Issuer or any of its Subsidiaries of, or of a beneficial interest in, any of the Equity Interests of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by the Issuer or any of its Subsidiaries from any Person, of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance or capital contribution by the Issuer or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“Issuer” shall have the meaning assigned to that term in the first paragraph of this Note.

“Issuer Common Stock” means shares of common stock, par value $0.000003 per share, of the Issuer.

“Issuer Financing Notice” shall have the meaning assigned to that term in Section 8(a) of this Note.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing (other than pursuant to a transaction that (a) is permitted under this Note or (b) upon the consummation of such transaction, the Obligations under the Note and the other Note Documents are paid and satisfied in full in cash (other than contingent indemnification obligations for which no claim has been asserted)), any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Liquidation Event” means (a) a Sale of the Company and (b) any voluntary or involuntary liquidation, dissolution or winding up of the Issuer or any of its Subsidiaries other than any liquidation, dissolution or winding up of any Subsidiary as permitted under this Note.

“Liquidity” shall have the meaning assigned to that term in Section 2.14 of Annex II of this Note.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties condition (financial or otherwise) of the Issuer and its Subsidiaries, taken as a whole, (b) the ability of the Issuer or any other Note Party to pay or perform its obligations under this Note and the Additional Notes or (c) the rights of or benefits available to the Holder and the Collateral Agent under this Note or any of the other Note Documents.

“Material Contract” means any contract or other arrangement to which any Note Party or any of its Subsidiaries is a party (other than the Note Documents) the breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” shall have the meaning assigned to that term in the first paragraph of this Note.

“Maximum Rate” shall mean the maximum non usurious rate of interest that Holder is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection therewith and the indebtedness evidenced hereby.

“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated December 15, 2021, by and among InterPrivate III Financial Partners Inc., InterPrivate III Merger Sub Inc., InterPrivate III Merger Sub II LLC and the Corporation, as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Note Documents” means this Note, any of the Additional Notes, each Guarantor Joinder, if any, the Collateral Documents, each intercreditor or subordination agreement related to the Collateral, and all other instruments, documents, certificates and agreements delivered by or on behalf or at the request of any Note Party pursuant to this Agreement or any of the other Note Documents.

“Note Party” means the Issuer and each Guarantor.

“Noteholders” shall have the meaning assigned to that term in Section 13(a) of this Note.

“Notes” means collectively, this Note and all Additional Notes outstanding on any date of determination.

“Oaktree Transactions” means the transactions contemplated by (a) that certain Series X Preferred Stock Purchase Agreement, dated as of December 15, 2021, by and between the Issuer, InterPrivate III Financial Partners, Inc. and OCM Aspiration Holdings, LLC, (b) that certain Series X Preferred Investor Rights Agreement, dated as of December 15, 2021, by and among the Issuer, InterPrivate III Financial Partners, Inc. and each of the other parties party thereto and (c) that certain Certificate of Designations of the Issuer, filed with the Secretary of State of the State of Delaware on December 15, 2021, together with any other documents, certificates or agreements contemplated by the foregoing to be entered into in connection with the SPAC Transaction.

“Obligations” means all loans (including, without limitation, the obligations under this Note), advances, debts, expense reimbursement, fees, liabilities, indemnities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by the Issuer, or with respect to any Guarantor, owing by such Guarantor under its Guaranty, to the Collateral Agent and/or the Holder, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case, arising under this Note or any other Note Document. This term includes all principal, interest (including interest accruing at the Default Rate after the maturity of this Note and interest accruing at the Default Rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), fees, charges, expenses, attorneys’ fees, indemnities and any other sum chargeable to the Issuer or any other Note Party under any of the Note Documents.

“Observer” shall have the meaning assigned to that term in Section 28(a) of this Note.

“Original Note” shall have the meaning assigned to that term in Section 35 of this Note.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document.

“Paycheck Protection Program” means the Paycheck Protection Program of the CARES Act, as implemented pursuant to any interim final rule (together with any further interim rule and final rule, and all guidance issued by the SBA with respect to Paycheck Protection Program loans) which provides for the forgiveness of a loan under such program for qualified expenses incurred during an eight-week period commencing on the date on which such PPP Loan is advanced.

“Permitted Acquisition” means, after the consummation of the SPAC Transaction, the purchase or other acquisition by the Issuer or any other Note Party of all or substantially all of the property and assets or businesses of any Person organized in the United States, or of assets constituting a business unit of a Person organized in the United States, a line of business or division of such Person, or one hundred percent (100%) of the Equity Interests in a Person organized in the United States that, upon the consummation thereof, will be a wholly-owned Subsidiary of the Issuer or a Note Party hereunder and the other Note Documents (including as a result of a merger or consolidation); provided that, (a) any such newly created or acquired Subsidiary (and, to the extent required by this Note and the other Note Documents, the Subsidiaries of such created or acquired Subsidiary) shall become a Note Party and shall have complied with the requirements of Section 2.10 of Annex II of the Note and any other Note Documents within the time periods specified therein having such Person grant a first-priority perfected security interests in substantially all such Person’s assets (and a pledge of the Equity Interests of such Person by a Note Party), or the assets acquired in such Permitted Acquisition (in each case, to the extent required by the Collateral Documents), (b) the acquired property, assets, business or Person is in a line of business conducted by the Issuer and its Subsidiaries on the Second Restatement Effective Date hereof or any business substantially related, compatible, complimentary or incidental thereto, (c) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and the representations and warranties made by the Issuer and each other Note Party in the Note and the other Note Documents shall be true and correct as of the date of such Permitted Acquisition (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as and if such representations and warranties were made as of the date of such Permitted Acquisition (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) notwithstanding the use of “Closing Date” in such representations and warranties, (d) the Person to be (or whose assets are to be) acquired does not oppose such

Permitted Acquisition, and such Permitted Acquisition shall be consummated in accordance with the terms of the agreements and documents related thereto, in material compliance with all applicable laws, (e) shall have furnished to the Collateral Agent with five (5) Business Days’ (or such shorter period as may be agreed by the Collateral Agent) prior written notice of such intended Permitted Acquisition and shall have furnished to the Collateral Agent a current draft of the applicable material acquisition documents (and final copies thereof as and when executed) and, with respect to any Permitted Acquisition for which the purchase price consideration is greater than $5,000,000, a due diligence package, reasonably satisfactory to the Collateral Agent, which package shall include, without limitation, the following with regard to such Permitted Acquisition: (1) a pro forma balance sheet and pro forma financial projections (each, after giving effect to such Permitted Acquisition) for Issuer and its Subsidiaries for the twelve (12) month period following such Permitted Acquisition; (2) historical financial statements of the Person to be (or whose assets are to be) acquired for the three fiscal years prior to such Permitted Acquisition (or, if such Person has not been in existence for three years, for each year such Person has existed); (3) a description of the method of financing such Permitted Acquisition, including sources and uses; and (4) a quality of earnings report to the extent one is prepared, and (f) Issuer shall have furnished to the Collateral Agent and the Holder at least three (3) Business Days prior to the date on which any such Permitted Acquisition is to be consummated (or such shorter time as the Collateral Agent and Holder may allow), a certificate, in form and substance reasonably satisfactory to the Collateral Agent, (i) certifying that all of the requirements for a Permitted Acquisition will be satisfied on or prior to the consummation of such Permitted Acquisition.

“Permitted Indebtedness” shall have the meaning assigned to that term in Section 3.1 of Annex III of this Note.

“Permitted Liens” shall have the meaning assigned to that term in Section 3.2 of Annex III of this Note.

“Permitted Refinancing” means, (a) no Event of Default shall have occurred and be continuing; (b) such Indebtedness shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby plus accrued interest, fees, premiums (if any) and penalties thereon and other reasonable amounts paid, and fees and expenses associated with the extension, renewal, replacement, repurchase, retirement or refinancing, plus an amount equal to any existing commitments unutilized thereunder; (c) the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Indebtedness is issued, incurred or obtained; (d) such Indebtedness shall not at any time be incurred or guaranteed by any Person other than a Person that is an obligor or guarantor of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby; (e) if secured, such Indebtedness shall not be secured by property other than property securing the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby, and, if applicable, any after-acquired property that is affixed or incorporated into such assets and the proceeds and products thereof; (f) other than Indebtedness referenced in Section 3.1(n), such Indebtedness (A) shall have a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby and (B) shall have a weighted average life to maturity that is equal to or greater than the weighted average life to maturity of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby (excluding the effects of nominal amortization in the amount of no greater than one percent per annum of the original stated principal amount of such Indebtedness on the date of incurrence thereof); and (g) solely with respect to Indebtedness that is expressly subordinated in right of payment to the Obligations, and except as otherwise expressly set forth herein, the other terms of such Indebtedness (excluding interest, rate floors, fees, discounts and premiums, optional prepayment and redemption terms thereof) shall be, when taken as a whole, not materially more favorable (as reasonably determined by the Collateral Agent) to the lenders or holders providing such Indebtedness than those applicable to the obligations under this Note, except to the extent (A) such terms are added to this Note or the other Note Documents for the benefit of the Holder and the Collateral Agent pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Collateral Agent or the Holder, as applicable or (B) applicable solely to periods after the Maturity Date existing at the time of such incurrence.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“PPP Lender” means Coastal Community Bank or any other financial institution which issues a PPP Loan to a Note Party.

“PPP Loan” means (a) that certain unsecured, non-recourse Indebtedness of the Issuer under the PPP Loan Documents, in an aggregate principal amount not to exceed $3,360,900.00 and (b) any other unsecured, non-recourse Indebtedness of the Issuer or any other Note Party obtained after the Closing Date pursuant to the CARES Act in connection with, and pursuant to the Paycheck Protection Program. The Collateral Agent, the Holder and the Note Parties hereby agree that neither the incurrence of the PPP Loan nor any forgiveness of the PPP Loan shall result, or shall be deemed to result, in any increase to EBITDA (or like determination) or count as liquidity in connection with Section 2.14 of Annex II under the Note Documents or as set forth in the financial statements delivered to the Holder in connection with this Note.

“PPP Loan Date” means the date on which the Issuer or any other Note Party received or receives the proceeds of any PPP Loan.

“PPP Loan Documents” means that certain Commercial Promissory Note, dated April 8, 2020, by the Issuer in favor of the PPP Lender under clause (a) of the definition thereof, and any subsequent note issued by a Note Party in connection with a PPP Loan incurred after the Closing Date to a PPP Lender, in each case, as amended, restated, supplemented or otherwise modified from time to time, and any and all other applications, instruments, certificates, agreements and documents issued in connection therewith.

“Prior Note” shall have the meaning assigned to that term in Section 35 of this Note.

“Purchase Money Indebtedness” means Indebtedness of a Person incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, repair, construction or improvement of property or assets used or useful in the business of such Person or any of its Subsidiaries.

“Qualified Equity Financing” means an aggregate amount of not less than $200,000,000 received from (i) a PIPE (private investment in public equity) in connection with a SPAC Transaction pursuant to which certain Person(s) acquire equity securities (or securities convertible or exchangeable into, or exercisable for, its equity securities) of the SPAC or subsidiary thereof plus (ii) the amount of cash remaining in the SPAC trust account organized for purposes of completing the SPAC Transaction after giving effect to SPAC stockholder redemptions at the closing of the SPAC Transaction.

“Registration Statement” means an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, in connection with the SPAC Transaction.

“Related Person” shall have the meaning assigned to that term in Section 13(d) of this Note.

“Representatives” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, members, employees, agents, trustees and administrators.

“Required Holders” means the holders of this Note and the Additional Notes then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of this Note and the Additional Notes then outstanding on any date of determination; provided, that to the extent any amendment or other modification to this Note and the Additional Notes would (a) extend the date of maturity of such notes or of any payment thereunder, (b) decrease the interest rate (it being acknowledged and agreed that any application or failure to apply the Default Rate shall be excluded from this clause (b)), (c) release or subordinate (other than as permitted by this Note and the Additional Notes) the security interests granted on any material portion of the Collateral securing the Obligations or (d) release Issuer or any other Note Party from its obligations under this Note and/or the Additional Notes or any other Note Document, then such amendment, consent, waiver or other modification shall, in addition to the Required Holders without giving effect to this proviso, also require the consent or approval of the applicable Holder of this Note or the Additional Notes directly affected thereby require the consent or approval of each Holder directly affected thereby.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Issuer or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Issuer’s or a Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Sale of the Company” means (a) the acquisition of Equity Interests of the Issuer and/or any of its Subsidiaries (which Subsidiaries represent all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole) by another entity by means of any transaction or series of related transactions, including, without limitation, any share sale, reorganization, merger or consolidation (other than transactions in which the holders of the outstanding voting Equity Interests of the Issuer or such Subsidiaries, as applicable, immediately prior to such transaction continue to retain (either by such voting Equity Interests remaining outstanding or by such voting Equity Interests being converted into voting Equity Interests of the surviving entity), greater than fifty percent (50%) of the total voting power represented by the voting Equity Interests of the Issuer or such Subsidiaries, as applicable, or of such surviving entity outstanding immediately after such transaction or series of transactions), (b) the acquisition in any transaction or series of related transactions by a single person or entity of such number of Equity Interests of the Issuer and/or its Subsidiaries, taken as a whole, which results in such person or entity (in each case, together with its affiliates) owning fifty percent (50%) or more of the outstanding voting Equity Interests of the Issuer or such Subsidiaries, taken as a whole, as applicable, immediately after such acquisition and (c) a sale or other conveyance (including, without limitation, exclusive license) of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, by means of a transaction or series of related transactions. Notwithstanding the foregoing, it is understood and agreed that neither (x) the consummation of an initial public offering, directly or indirectly, of the Issuer, (y) the consummation of a SPAC Transaction or (z) the occurrence of a Qualified Equity Financing shall constitute a Sale of the Company.

“SBA” means the United States Small Business Administration.

“Scheduled Interest Payment Date” shall mean each March 15th and September 15th of each calendar year while this Note is outstanding, commencing on September 15, 2021.

“Second Restatement Effective Date” shall have the meaning assigned to that term in Section 26(iii) of this Note

“Secured Party” and “Secured Parties” shall have the meaning assigned to those terms in Section 13(b) of this Note.

“Securities Act” shall have the meaning assigned to that term in the legend of this Note.

“Security Agreement” means the Pledge and Security Agreement substantially in the form of Exhibit C attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Solvent” means, as to the Issuer and its Subsidiaries, taken as a whole, that based upon the Note Parties and their Subsidiaries’ most recent annual operating plan or the financial statements as provided under Section 2.5 or 2.6 of Annex II, they (a) own property and/or assets whose fair saleable valuation, taken as a whole and at fair valuation (on a going concern basis), is greater than the amount required to pay all their Indebtedness and other liabilities (including contingent debts, which will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), (b) are able to pay all of their Indebtedness and other liabilities as such Indebtedness and liabilities mature and (c) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and (d) do not (on a going concern basis) have unreasonably small capital to conduct their businesses.

“SPAC” shall have the meaning assigned to that term in the definition of SPAC Transaction.

“SPAC Transaction” shall mean any business combination pursuant to which the Issuer, directly or indirectly, is merged into, consolidates with or otherwise combines with, a special purpose acquisition company (a “SPAC”) listed on a national securities exchange, or a subsidiary of such SPAC, including without limitation, each of the transactions consummated in connection therewith pursuant to or as contemplated by the Registration Statement.

“Subordinated Indebtedness” shall have the meaning assigned to such term in Section 11(l) of this Note.

“Subordination Agreement” shall have the meaning assigned to that term in Section 3.1(u) of Annex III of this Note.

“Subordination Provisions” shall have the meaning assigned to such term in Section 11(m) of this Note.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether members of the board of directors, managers, members, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. For the avoidance of doubt, Aspiration Foundation, as of the Closing Date, subject to any reorganization thereof, is not a Subsidiary of the Note Parties.

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amended and Restated Note” shall have the meaning assigned to that term in Section 8(d).

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York.

B. Uniform Commercial Code. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

Exhibit A

Form of Assignment and Assumption Agreement

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note identified below (as the same may be amended, restated, modified, or supplemented, from time to time, the “Note”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Note, as of the Effective Date inserted by the Holder making such assignment as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a “Holder” under the Note and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Holder) against any Person, whether known or unknown, arising under or in connection with the Note, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

[and is an Affiliate/Approved Fund of [identify Holder]]

3. Issuer:	Aspiration Partners, Inc., a Delaware corporation

4. Holder:

5. Note:	Second Amended and Restated Senior Secured Promissory Note and Guaranty dated as of December 15, 2021, among the Issuer, the Holder, the Guarantors party thereto and Inherent Group, LP, as the Collateral Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of the Note owned by Holder	Amount of the Note Assigned[1]
Note	$	$

7.	[Trade Date: ______________][2]

Effective Date: ________________, 20___ [TO BE INSERTED BY THE HOLDER AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[SIGNATURE PAGES FOLLOW]

[1]	The principal outstanding balance of the Note of the Assignor assigned shall not be less than $5,000,000.
[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

Consented to:3

ASPIRATION PARTNERS, INC., a Delaware corporation

By:
Name:
Title:

[3]	If applicable.

ANNEX I

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor: (a) represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Note or any other Note Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Documents or any collateral thereunder; (iii) the financial condition of the Issuer, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Note Document; or (iv) the performance or observance by the Issuer, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Note Document.

1.2. Assignee. The Assignee: (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Holder under the Note; (ii) it meets all requirements of an eligible assignee under the Note (subject to receipt of such consents as may be required under the Note); (iii) from and after the Effective Date, it shall be bound by the provisions of the Note and the other Note Documents as a Holder thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Holder thereunder; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; (v) it has received a copy of the Note and the other Note Documents, together with copies of the most recent financial statements delivered pursuant to Section 2.6 and 2.7 of Annex II of the Note, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Collateral Agent or the Holder; (vi) it has, independently and without reliance upon the Collateral Agent or the Holder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption to purchase such Assigned Interest; and (vii) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by the Issuer or the Holder, duly completed and executed by the Assignee; and (b) agrees that: (i) it will, independently and without reliance on the Collateral Agent or the Assignor or any other holder of the Note, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Note Documents are required to be performed by it as a Holder.

2. Payments. From and after the Effective Date, the Issuer shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Issuer shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its conflict of laws principles.

Exhibit B

Form of Guarantor Joinder

This GUARANTOR JOINDER is made as of [_______ __], 202[_], by [___________], a [_________] [corporation/limited liability company/limited partnership] (the “New Guarantor”).

BACKGROUND

Reference is hereby made to (i) that certain Second Amended and Restated Senior Secured Promissory Note and Guaranty dated December 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) among Aspiration Partners, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto from time to time, Mark Villanueva (the “Holder”), and Inherent Group, LP (the “Collateral Agent”), (ii) the Security Agreement dated as of March 12, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Issuer and each of the Guarantors party thereto in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Note), (iii) that certain Intellectual Property Security Agreement dated as of March 12, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) each made by one or more of the Note Parties in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Note), and (vi) the other Note Documents referred to in the Note, as the same may be amended, restated, supplemented or otherwise modified from time to time. Terms used herein, which are not defined herein, shall have the meanings set forth for such terms in the Note.

In consideration of the value of the benefits received by the New Guarantor as a result of becoming affiliated with the Issuer and the other Guarantors, the New Guarantor hereby agrees that effective as of the date hereof, it hereby is, and shall be deemed to be, a Guarantor and a Grantor, as applicable, under the Note, the Security Agreement, the IP Security Agreement and each of the other Note Documents to which the Guarantors are party and agrees that the New Guarantor hereby assumes the obligations of a Guarantor and a Grantor, as applicable, under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Note, the Security Agreement, the IP Security Agreement and each of the other Note Documents which are stated to apply to or are made by a Guarantor or a Grantor, as applicable. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Annex I of the Note is true and correct in all material respects, or if otherwise qualified by materiality, in all respects, as to New Guarantor on and as of the date hereof as if made on and as of the date hereof by New Guarantor and (ii) New Guarantor has heretofore received a true and correct copy of the Note, the Security Agreement, the IP Security Agreement and each of the other Note Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Holder, the Collateral Agent and the Secured Parties (as defined in the Note), the Note, the Security Agreement, the IP Security Agreement and each of the other Note Documents given by the Guarantors to the Collateral Agent, the Holder or any other Secured Party. Without limiting the foregoing, New Guarantor hereby pledges, collaterally assigns and grants pursuant to (i) the Security Agreement, a lien on and security interest in all of its right, title and interest in and to its Collateral (as defined in the Security Agreement) to the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of the Secured Obligations (as defined in the Security Agreement) and (ii) the IP Security Agreement, a lien on and security interest in all of its right, title and interest in and to its Patents, Trademarks and Copyrights (as defined in the IP Security Agreement), if any, to the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of the Secured Obligations (as defined in the IP Security Agreement). Without limiting the foregoing, the New Guarantor hereby guarantees the Guaranteed Obligations (as defined in Section 27 of the Note).

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Collateral Agent and/or the Holder to carry out more effectively the provisions and purposes of this Guarantor Joinder.

New Guarantor shall provide such additional documents as required by Section 2.10 of Annex II of the Note, together with any and all schedules to the Note, Security Agreement, IP Security Agreement and any other Note Document so that such agreements, after giving effect to this Guarantor Joinder, as true and correct.

This Guarantor Joinder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the New Guarantor has duly executed this Guarantor Joinder and delivered the same to the Collateral Agent, for the benefit of the Secured Parties, and to the Holder as of the date and year first above written.

[_________________], as New Guarantor

By:
Name:
Title:

Acknowledged and accepted:

INHERENT GROUP, LP, as Collateral Agent

By:
Name:
Title:

ASPIRATION PARTNERS, INC., as Issuer

By:
Name:
Title:

Exhibit C

Form of Security Agreement

(See attached)

Exhibit D-1

Form of Subordination Agreement with respect to Oaktree Transactions

(See attached)

Exhibit D-2

Form of Subordination Agreement

(See attached)

Schedule I

Schedule of Funding

[***]

Schedule 1.1

Organization; Good Standing; Subsidiaries; Capitalization

[***]

Schedule 1.7

Corporate or Other Names; Locations of Collateral

[***]

Schedule 1.10

Litigation

[***]

Schedule 1.13

Intellectual Property

[***]

Schedule 3.1

Permitted Indebtedness

[***]

Schedule 3.2

Permitted Liens

[***]

Schedule 3.4

Affiliate Transactions

[***]

Schedule 3.9

Permitted Investments

[***]